As filed with the Securities and Exchange Commission on July 13, 2006 File No. 333-[__________]

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHURCHILL VENTURES LTD.
(Exact name of registrant as specified in its charter)

Delaware	6770	20-5113856

(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

50 Revolutionary Road
Scarborough, New York 10510
(914) 762-2553
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Elizabeth O’Connell
Chief Financial Officer
50 Revolutionary Road
Scarborough, New York 10510
(914) 762-2553
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert Steven Brown
Edward G. Reitler
Reitler Brown & Rosenblatt LLC
800 Third Avenue, 21st Floor
New York, New York 10022
Telephone: (212) 209-3050
Facsimile: (212) 371-5500
rbrown@reitlerbrown.com
ereitler@reitlerbrown.com

Ann F. Chamberlain
Floyd I. Wittlin
Bingham McCutchen LLP
399 Park Avenue
New York, New York 10022-4689
Telephone: (212) 705-7000
Facsimile: (212) 752-5378
ann.chamberlain@bingham.com
floyd.wittlin@bingham.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount Of Registration Fee

Units, each consisting of one share of common stock, $0.001 par value, and one warrant (2)	13,750,000	$8.00	$110,000,000	$11,770
Shares of common stock included as part of the units(2)	13,750,000	—	—	0	(3)
Warrants included as part of the units(2)	13,750,000	—	—	0	(3)
Shares of common stock underlying the warrants included in the units	13,750,000	6.00	82,500,000	8,828
Total		$—	$192,500,000	$20,598

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)

Includes 1,250,000 units, and 1,250,000 shares of common stock and 1,250,000 warrants underlying such units, which may be issued on exercise of a 30-day option granted to the Underwriter to cover over-allotments, if any.

(3)	No fee pursuant to Rule 457(g).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, Dated July 13, 2006

PRELIMINARY PROSPECTUS

Churchill Ventures Ltd.
$100,000,000

12,500,000 Units

          Churchill Ventures Ltd. is a blank check company incorporated on June 26, 2006 for the purpose of effecting a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination with an unidentified operating business in the communications, media or technology industries.

          This is an initial public offering of our securities. Each unit has an offering price of $8.00 and consists of:

•	one share of our common stock; and

•	one warrant.

          Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00. Each warrant will become exercisable on the later of our completion of a business combination and [_______] [__], 2007 [one year from the date of this prospectus], and will expire on [_______][__], 2010 [four years from the date of this prospectus], or earlier upon redemption.

          Churchill Capital Partners LLC, our principal stockholder, has agreed to purchase from us an aggregate of 500,000 units at a price of $8.00 per unit for an aggregate of $4 million in a private placement prior to the completion of this offering. The units purchased in the private placement will be identical to those sold in this offering, except that because Churchill Capital Partners LLC has agreed to vote all the shares of common stock underlying the units acquired in the private placement in favor of a business combination, it will not have any conversion rights with respect to such shares. In addition, Churchill Capital Partners LLC has agreed to waive all rights to liquidation proceeds with respect to such shares if we do not complete a business combination. Churchill Capital Partners LLC has agreed that it will not sell or otherwise transfer the units, or the shares and warrants comprising the units purchased in the private placement until after we complete a business combination.

          We have granted the underwriter a 30-day option to purchase up to 1,250,000 additional units solely to cover over-allotments, if any (over and above the 12,500,000 units referred to above). The over-allotment will be used only to cover the net short position resulting from the initial distribution.

          There is presently no public market for our units, common stock or warrants. We have applied to have our units listed on the American Stock Exchange under the symbol “CHV.U” on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of (1) expiration or termination of the underwriter’s over-allotment option or (2) the exercise in full of the over-allotment option, subject in either case to our filing a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, we expect that the common stock and warrants will be traded on American Stock Exchange under the symbols CHV and CHV.W, respectively. We cannot assure you that our securities will be or continue to be listed on the American Stock Exchange.

          Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 17 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total(1)

Public offering price	$8.00	$100,000,000
Underwriting discount and commissions(2)	$0.56	$7,000,000
Proceeds, before expenses, to us	$7.44	$93,000,000

(1)

The underwriter has an option to purchase up to an additional 1,250,000 units at the public offering price, less the underwriting discount and commission, within 30 days of the date of this prospectus to cover any over-allotments. If the underwriter exercises this option in full, the total public offering price, underwriting discount and commission and proceeds, before expenses to us, will be $110 million, $7.7 million, and $102.3 million, respectively. See “Underwriting.”

(2)

Includes deferred underwriting discount of $0.16 per unit, or $2 million ($2.2 million if the underwriter’s over-allotment option is exercised in full), which equals 2.0% of the gross proceeds of this offering and which the underwriter has agreed to defer until the consummation of our initial business combination. No discounts or commissions are payable with respect to the units purchased in the private placement. See “Underwriting.”

          Of the proceeds from this offering and the private placement, approximately $7.69 per unit, or $96.1 million ($105.6 million if the underwriter’s over-allotment option is exercised in full), will be deposited into a trust account at JPMorgan Chase Bank, NA maintained by JPMorgan Chase Bank, NA as trustee.

          We are offering the units for sale on a firm-commitment basis. The underwriter expects to deliver our securities to investors in the offering on or about ____________, __, 2006.

          You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

Deutsche Bank Securities

The date of this prospectus is ______________, 2006.

PROSPECTUS SUMMARY

          This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements and the related notes and schedules thereto. Unless otherwise stated in this prospectus:

•	references to “we,” “us” or “our company” refer to Churchill Ventures Ltd.;

•	unless we tell you otherwise, the information in this prospectus assumes that the underwriter will not exercise its over-allotment option;

•

references to a “business combination” mean our initial acquisition of one or more operating businesses through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination in the communications, media or technology industries; and

•

references to the private placement refer to our private placement of 500,000 units at a price of $8.00 per unit to Churchill Capital Partners LLC, our principal stockholder, which will occur prior to the completion of this offering.

Our Company

          Churchill Ventures Ltd. is a blank check company incorporated on June 26, 2006 for the purpose of effecting a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination with an unidentified operating business in the communications, media or technology industries.

          Our management team, board of directors and advisory board have extensive experience in our target industries, as operating managers, investment professionals and dealmakers. We also have a deep history of international transactions and operations, including in Israel, the United States and Europe, along with substantial relationships and connections. The transaction and management history of our management team includes a number of compelling situations where members of our management team were able to achieve significant enhancements to existing businesses through the adoption of new technologies to drive value through expanded service offering depth, as well as distribution and cost efficiencies.

          Our team includes seasoned investors and operators from the United States, Europe and Israel:

•	Tom Baxter, Special Advisor, is the former President of Time Warner Cable and Comcast Cable, the former Chief Executive Officer of Audible Inc. and a former partner at Evercore Partners;

•	Chris Bogart, Chief Executive Officer and a Director, is the former Chief Executive Officer of Time Warner Cable Ventures and Executive Vice President of Time Warner Inc.;

•

Shraga Brosh, Director, is the President of the Manufacturers’ Association of Israel, the Chairman of the Federation of Israeli Economic Organizations / Chambers of Commerce and the former Chairman of the Israel Export and International Cooperation Institute;

•	Itzhak Fisher, executive Chairman and a Director, is the founder and former Chief Executive

Officer of RSL Communications, which grew to a multi-billion dollar multinational telecom business, and the current Chairman of Neilsen BuzzMetrics;

•	Elizabeth O’Connell, CFA, Chief Financial Officer and a Director, is a former telecom and technology investment banker at Credit Suisse First Boston and Citigroup/Salomon Brothers;

•

Nir Tarlovsky, Executive Vice President, Business Development and a Director, served as Vice President, Business Development for RSL Communications and was a director of deltathree, inc. and telegate AG and oversaw the operations of PSINet Europe; and

•

Gerhard Weisschädel, Director, is the former Chief Executive Officer of Deutsche Telekom Media, a former Managing Director at Veronis Suhler Stevenson in London, and a partner at Invision AG, a Swiss private investment firm.

          We have identified the following criteria that we believe are important and that we intend to use in evaluating business combination opportunities. However, we may decide to enter into a business combination with a business that does not possess all of these characteristics.

•	Established businesses with cash flow. We do not intend to acquire start-up companies or companies with unproved business plans.

•

Proprietary acquisition opportunities. We do not intend to participate in auctions or other non-value-added competitive processes to acquire businesses. Instead, we intend to rely on our relationships and access to potential acquisitions to facilitate a transaction which may take place in, but not be limited to, any of the United States, Europe and Israel.

•

Competitive technology, media or communications platforms. We will seek to acquire businesses with well-developed and innovative technology that can be further leveraged across other business lines or geographies. An example of this was Neilsen BuzzMetrics which evolved under the guidance of members of our management team from a regional technology player into a fully-deployed, global information technology business.

•

Capacity to be an industry consolidator. We will favor businesses in industry sectors that have the potential for consolidation through future acquisitions that are synergistic with our initial business combination.

•

Potential to enhance value through applied improvements. We will favor businesses that are presently underperforming with the potential to increase substantially their performance through changes in operations or strategy. Examples of situations in which such businesses may be found include businesses with weak management, undercapitalized businesses, businesses with strong technology but weak ability to exploit it, and businesses that are a part of, but not critical to, larger enterprises. For instance, members of our management team were involved in the acquisition, operational and strategic turnaround, and subsequent sale of PSINet Europe between 2001 and 2004 and the realization for investors of a significant return.

          We will utilize the collective experience and expertise of our management team, board of directors and advisory board to identify potential target acquisitions. We will employ a disciplined approach to identifying, evaluating and negotiating with potential target businesses and will focus our efforts on selecting what we believe is the best opportunity or opportunities for a business combination. Assuming we complete our initial business combination, we may pursue additional business combinations to, among other objectives, drive sales growth, penetrate complementary markets, introduce new products or broaden our sources of revenue.

          While our management team, board of directors and advisory board have significant operational and transaction experience on which we will draw to support the management team of the company we acquire, we do not intend to assume day-to-day operational management of our target business. Accordingly, we will either acquire a business with strong operating management, or we will install new management from our extensive network of operating managers.

          Our initial business combination must be with one or more target businesses whose fair market value, individually or collectively, is equal to at least 80.0% of our net assets (all of our assets, including the funds held in the trust account excluding the deferred underwriting discount and commission of $2 million or $2.2 million if the over-allotment option is exercised in full, less our liabilities) at the time of such business combination. This may be accomplished by identifying and acquiring a single business or multiple operating businesses, which may or may not be related, contemporaneously.

          Our offices are located at 50 Revolutionary Road, Scarborough, New York 10510 and our telephone number is (914) 762-2553.

Private Placement

          On July 11, 2006, Churchill Capital Partners LLC, beneficially owned by Messrs. Bogart, Fisher, Tarlovsky and Ms. O’Connell, entered into an agreement with us to acquire 500,000 units at a price of $8.00 per unit for a total of $4 million in a private placement prior to completion of this offering. The units purchased in the private placement will be identical to those sold in this offering, except that because Churchill Capital Partners LLC has agreed to vote all the shares of common stock underlying the units acquired in the private placement in favor of a business combination, it will not have any conversion rights with respect to such shares. In addition, Churchill Capital Partners LLC has agreed to waive all rights to liquidation with respect to such shares if we do not complete a business combination. The proceeds of the private placement will be held in the trust account pending our completion of a business combination on the terms described in this prospectus. If we do not complete such a business combination, then these funds will be part of the liquidating distribution to our public stockholders, and the warrants that are part of the units issued in the private placement will expire worthless.

The Offering

Securities offered	12,500,000 units, at $8.00 per unit, each unit consisting of:

• one share of common stock; and

• one warrant.

Trading commencement and separation of common stock and warrants

The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of (1) expiration or termination of the underwriter’s over-allotment option or (2) its exercise in full, subject in either case to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin.

Separate trading of the common stock and warrants

In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

Common stock:

Number outstanding before this offering and the private placement	3,250,000 shares

Number to be outstanding after this offering and the private placement	16,250,000 shares

Warrants:

Number outstanding before this offering and the private placement	3,250,000 warrants

Number to be outstanding after this offering and the private placement	16,250,000 warrants

Exercisability	Each warrant is exercisable for one share of common stock.

Exercise price	$6.00

Exercise period	The warrants will become exercisable on the later of:

	•	the completion of a business combination with a target business, and

	•	________, 2007 [one year from the date of this prospectus].

The warrants held by our current stockholders prior to this offering (not including those underlying the units issued in the private placement) are subject to the further restriction that they may not be exercised until the closing price of our shares of common stock is at least $11.50 for five consecutive trading days and may not be transferred (subject to limited exceptions) for a period of one year following our initial business combination. Warrants purchased by our current stockholders in the private placement, this offering or the aftermarket will not be subject to this restriction.

The warrants will expire at 5:00 p.m., New York City local time, on ________, 2010 [four years from the date of this prospectus] or earlier upon redemption.

Redemption	We may redeem the outstanding warrants.

	•	in whole and not in part,

	•	at a price of $0.01 per warrant at any time after the warrants become exercisable,

	•	upon a minimum of 30 days’ prior written notice of redemption, and

•

if, and only if, the last sales price of our common stock equals or exceeds $11.50 per share for redemption of the warrants, for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and to provide a sufficient degree of liquidity to cushion the market to our redemption call. However, there is no assurance that the price of the common stock will exceed $11.50 or the warrant exercise price after the redemption call is made.

The warrants owned by our current stockholders prior to this offering (not including those underlying the units issued in the private placement) are not subject to redemption.

Private placement

Churchill Capital Partners LLC, our principal stockholder, has agreed to purchase an aggregate of 500,000 units from us at a price of $8.00 per unit, for a total of $4 million, in a private placement prior to the completion of this offering. The units purchased in the private placement will be identical to those sold in this offering, except that because Churchill Capital Partners LLC has agreed to vote all the shares of common stock underlying the units acquired in the private placement in favor of a business combination, it will not have any conversion rights with respect to such shares. In addition, Churchill Capital Partners LLC has agreed to waive all rights to liquidation with respect to such shares if we do not complete a business combination. Churchill Capital Partners LLC has agreed that it will not sell or otherwise transfer the shares and warrants comprising such units until after we consummate a business combination and will waive its rights to conversion of these shares in connection with the vote on our initial business combination and to liquidation proceeds with respect to such shares in the event we fail to consummate a business combination.

The $4 million of proceeds from the private placement will be added to the proceeds of this offering and will be held in the trust account pending our completion of a business combination on the terms described in this prospectus. If we do not complete such a business combination, then these funds will be part of the liquidating distribution to our public stockholders and any unexercised warrants that are part of the units issued in the private placement will expire worthless.

In connection with the vote required for the initial business combination, Churchill Capital Partners LLC has agreed to vote the shares of common stock acquired by it in the private placement in accordance with the majority of the shares of common stock voted by the public stockholders.

Proposed American Stock Exchange symbols for our:

Units	CHV.U

Common stock	CHV

Warrants	CHV.W

Offering and private placement proceeds to be held in the trust account

$96.1 million, or approximately $7.69 per share will be placed in a trust account at JPMorgan Chase Bank, NA maintained by JPMorgan Chase Bank, NA, pursuant to an agreement to be signed on the date of this prospectus. The amount to be placed in the trust account includes the $4 million of proceeds from the private placement and $2 million of deferred underwriting discount ($2.2 million if the over-allotment option is exercised in full). We believe that the inclusion in the trust account of the $4 million of the proceeds from the private placement and the deferred underwriting discount is a benefit to our stockholders because additional proceeds will be available for distribution to investors if a liquidation of our company occurs prior to our completing an initial business combination. These proceeds will not be released until the earlier of (i) the completion of a business combination and (ii) our dissolution and implementation of a plan for the distribution of our assets. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. These expenses may be paid prior to a business combination only from the proceeds of this offering and the private placement not held in the trust account (initially, $2,350,000) after payment of expenses related to this offering. It is possible that we could use a portion of the funds not in the trust account to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to pay expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to dissolve.

The underwriter has agreed to defer $2 million of its underwriting discount ($2.2 million if the over-allotment option is exercised in full) until the consummation of our initial business combination. Upon the consummation of an initial business combination, this deferred underwriting discount of $0.16 per share, which equals 2.0% of the gross proceeds of this offering, will be released to the underwriter out of the proceeds of this offering held in the trust account at JPMorgan Chase Bank, NA maintained by JPMorgan Chase Bank, NA acting as trustee. The underwriter will not be entitled to any interest accrued on the deferred discount.

Warrant proceeds paid to us

None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Limited payments to the insiders

Prior to the completion of a business combination, there will be no fees, reimbursements or cash payments made to our existing stockholders, officers and directors and their respective affiliates other than:

	•	repayment upon the closing of this offering of a $240,000 loan made by Churchill Capital Partners LLC, our principal stockholder, to cover offering expenses;

	•	payment of $7,500 per month to Churchill Capital Partners LLC, our principal stockholder, for office space and administrative services; and
	•	reimbursement for out-of-pocket expenses incident to the offering and identifying and investigating a suitable business combination.

Stockholders must approve our initial business combination

We will seek stockholder approval before we effect our initial business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for our initial business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock then-owned by them in accordance with the majority of the shares of common stock voted by the public stockholders. We will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders is voted in favor of the business combination and only if public stockholders owning less than 20.0% of the shares sold in this offering exercise their conversion rights described below. Voting against the business combination alone will not result in conversion of a stockholder’s shares for a pro rata share of the trust account. Such stockholder must have also exercised its conversion rights described below. We will only structure or consummate a business combination in which all stockholders exercising their conversion rights, up to approximately 19.99%, are entitled to receive their pro rata portion of the trust account (net of the deferred underwriting discount and of taxes payable). Additionally, we will not propose a business combination to our stockholders that includes a provision that the business combination will not be consummated if stockholders owning less than approximately 20.0% of the shares sold in this offering both vote against the business combination and exercise their conversion rights as described below. In addition, if we seek approval from our stockholders to consummate a business combination within 90 days of the expiration of 24 months after consummation of this offering (assuming that the period in which we need to consummate a business combination has been extended, as provided in our amended and restated certificate of incorporation), the proxy statement related to such business combination will also seek stockholder approval for our board’s recommended plan of dissolution and distribution in the event our stockholders do not approve such business combination. If no proxy statement seeking the approval of our stockholders for a business combination has been filed 30 days prior to the date that is 24 months after the consummation of this offering, our board will, prior to such date, convene, adopt and recommend to our stockholders our dissolution and a plan of distribution of our assets, and on such date file a proxy statement with the SEC seeking stockholder approval for such plan.

Conversion rights for public stockholders voting to reject a business combination

If our initial business combination is approved and completed, public stockholders voting against our initial business combination will be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account, excluding the deferred underwriting discount but including interest income earned on the trust account, (net of income taxes). Public stockholders who convert their common stock into a pro rata share of the trust account will be paid promptly their conversion price following their exercise of conversion rights and will continue to have the right to exercise any warrants they own. We estimate that the initial per share conversion price will be approximately $7.53 per share. This amount is less than the $8.00 per unit price in this offering and may be lower than the market price of the common stock on the date of conversion. Accordingly, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

Dissolution and distribution of assets if no business combination	We will promptly initiate procedures for our

dissolution and the distribution of our assets, including the funds held in the trust account, if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination related thereto has not been consummated within such 24-month period). Pursuant to our amended and restated certificate of incorporation, upon the expiration of such time periods, our purpose and powers will be limited to acts and activities relating to dissolving, liquidating and winding up. We will seek stockholder approval for our dissolution and plan of distribution, but unless and until such approval is received, the funds held in the trust account will not be released. We cannot provide assurances that the distribution of our assets will occur within a specific timeframe.

Our amended and restated certificate of incorporation also provides that we must comply with Section 281(b) of the Delaware General Corporation Law (“DGCL”). Section 281(b) requires us to adopt a plan for the distribution of our assets that will provide for the payment to our creditors and potential creditors, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may subsequently be brought against us in the subsequent 10 years. The plan will also provide that after reserving amounts sufficient to cover our liabilities and obligations and the costs of dissolution and liquidation, we will distribute our remaining assets, including the amounts held in the trust account, solely to our public stockholders.

We will seek stockholder approval for our dissolution and plan for the distribution of our assets. Upon the approval by our stockholders of our dissolution and plan for the distribution of our assets, we will liquidate our assets, including the trust account, and after reserving amounts sufficient to cover our liabilities and obligations and the costs of dissolution and liquidation, distribute those assets solely to our public stockholders. However, we cannot assure you that third parties will not seek to recover from the assets distributed to our public stockholders any amounts owed to them by us. Under the DGCL, our stockholders could be liable for any claims against the corporation to the extent of distributions received by them in dissolution. Further, because our amended and restated certificate of incorporation provides that we distribute our assets in accordance with Section 281(b) rather than Sections 280 and 281(a), any such liability of our stockholders could extend to claims for which an action, suit or proceeding is begun after the third anniversary of our dissolution.

Our existing stockholders, including all of our officers and directors, have waived their rights to participate in any distributions occurring upon our failure to complete a business combination with respect to shares of common stock acquired by them prior to this offering and in the private placement, and have agreed to vote all of their shares in favor of our dissolution. We estimate that, in the event we liquidate the trust account, a public stockholder will receive approximately $7.69 per share, without taking into account net interest earned on the trust account, out of the funds in the trust account. We expect that all costs associated with implementing our dissolution and plan for the distribution of our assets, including payments to any creditors will be funded by the proceeds of this offering and the private placement not held in the trust account, but if we do not have sufficient funds outside of the trust account for those purposes or to cover our liabilities and obligations, the amount distributed to our public stockholders would be less than $7.69 per share. We estimate that our total costs and expenses for implementing and completing our stockholder-approved dissolution and plan for distribution will be in the range of $50,000 to $75,000. This amount includes all costs and expenses relating to filing our certificate of dissolution in the State of Delaware, the winding up of our company and the costs of a proxy statement and meeting relating to the approval by our stockholders of our dissolution and plan for the distribution of our assets. While we believe that there should be sufficient funds available from the proceeds not held in the trust account to fund the $50,000 to $75,000 of expenses, Churchill Capital Partners LLC has agreed to pay the costs of dissolution and liquidation in the event our remaining assets outside the trust account are insufficient to pay those costs.

In addition, if we seek approval from our stockholders to consummate a business combination within 90 days of the expiration of 24 months after the consummation of this offering (assuming that the period in which we need to consummate a business combination has been extended, as provided in our amended and restated certificate of incorporation), the proxy statement related to such business combination will also seek stockholder approval for our dissolution, in the event our stockholders do not approve such business combination. If no proxy statement seeking the approval of our stockholders for a business combination has been filed 30 days prior to the date that is 24 months after the consummation of this offering, our board will, prior to such date, convene, adopt and recommend to our stockholders our dissolution and plan for the distribution of our assets, and on such date file a proxy statement with the SEC seeking stockholder approval for our dissolution and such plan.

Lock-up of securities

All of our existing stockholders have agreed that, subject to certain limited exceptions described under “Principal Stockholders” on page 63 of this prospectus, the shares and warrants they owned prior to the completion of this offering (but not those shares and warrants underlying the units purchased in the private placement) will not be transferable until one year from the date of the closing of the initial business combination. The units, and the shares and warrants underlying the units purchased in the private placement, will be subject to the same lock-up restrictions except that the lock-up period will end upon consummation of the initial business combination. Any transferee of securities will be subject to the same restrictions imposed on the existing stockholders.

Risks

          We are a newly formed company that has no operations and has generated no revenues. Until we complete a business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. If we make down payments or pay exclusivity or similar fees in connection with structuring and negotiating our initial business combination and we do not complete the specific business combination, the costs incurred for the proposed transaction will not be recoverable. Such an event will result in a loss to us of the costs incurred and could materially and adversely affect subsequent attempts to locate and acquire or merge with another business.

          You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 17 of this prospectus.

SUMMARY FINANCIAL DATA

          The following table summarizes the relevant financial data for our business and should be read with our financial statements, and the related notes and schedules thereto that are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	July 6, 2006
	Actual	As Adjusted (1)

Balance Sheet Data:
Working capital (deficiency)	$(98,750)	98,465,250
Total Assets	$280,250	98,465,250
Total Liabilities(2)	$265,000	—
Value of common stock which may be converted to cash ($7.53 per share)	0	18,810,590
Stockholders’ equity	$15,250	79,654,660

(1)

Includes the deferred underwriting discount equal to 2.0% of the gross proceeds from the sale of the units to the public stockholders, or $2 million ($2.2 million if the underwriter’s over-allotment option is exercised in full), which the underwriter has agreed to defer until the consummation of our initial business combination.

(2)

Excludes the deferred underwriting discount of $2 million ($2.2 million if the underwriter’s over-allotment option is exercised in full) that is payable to the underwriter out of the trust account upon completion of a business combination.

          The “as adjusted” information gives effect to the sale of the units we are offering pursuant to this prospectus, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the sale of 500,000 units at $8.00 per unit in the private placement.

          The working capital and total assets amounts include the $96.1 million (or $105.6 million if the underwriter’s over-allotment option is exercised in full) to be held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, we will be dissolved and the proceeds held in the trust account will be distributed solely to our public stockholders, who, for this purpose, include our existing stockholders with respect to any shares purchased by them in this offering or in the aftermarket.

          We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, if we have the requisite vote, we may effect a business combination even if public stockholders owning up to approximately 2,498,750 shares of the 12,500,000 shares sold in this offering exercise their conversion rights and vote against the business combination. If this occurred, we would be required to convert to cash up to approximately 19.99% shares of the 12,500,000 shares sold in this offering, or up to approximately 2,498,750 shares of common stock, at an initial per-share conversion price of $7.53, without taking into account interest earned on the trust account (payable on income of funds in the trust account, net of deferred underwriting discount and taxes). The actual per-share conversion price will be equal to:

•

the amount in the trust account excluding the deferred underwriting discount but including the interest income earned on the trust account (net of income taxes), as of two business days prior to the proposed consummation of the business combination,

•	divided by the number of shares of common stock sold in the offering.

RISK FACTORS

          An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our securities. If any of the following risks occur, our business, financial condition and results of operations may be adversely affected. In that event, the trading price of our securities could decline, and you could lose all or a part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements, including as a result of the risks described below.

Risks Related to our Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

          We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business in the communications, media or technology industries. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates nor have we engaged any agent or other representative to identify or locate suitable acquisition candidates. We have no present revenues and will not generate any revenues until, at the earliest, after the consummation of a business combination.

If we are forced to dissolve and liquidate before a business combination and distribute the trust account, our public stockholders will receive less than $8.00 per share and our warrants will expire worthless.

          If we are unable to complete a business combination within the prescribed time frames and are forced to dissolve and distribute our assets, the per-share distribution will be less than $8.00. If we were to expend all of the net proceeds of this offering and the private placement, other than the proceeds deposited in the trust account, and without taking into account any interest earned on the trust account, the initial per share liquidation price would be $7.69, or $0.31 less than the per unit offering price of $8.00, assuming that amount was not further reduced by claims of creditors. We cannot assure you that the actual per share liquidation price will not be less than $7.69. In the event that our board of directors recommends and our stockholders approve our dissolution and the distribution of our assets and it is subsequently determined that our reserves for claims and liabilities to third parties are insufficient, stockholders who receive funds from our trust account could be liable up to such amounts to creditors. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we dissolve and liquidate before the completion of a business combination. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section below entitled “Proposed Business - Effecting a Business Combination – Dissolution and liquidation if no business combination.”

If the net proceeds of this offering not being placed in the trust account are not sufficient to allow us to operate for at least the next 24 months, we may be unable to complete a business combination.

          We believe that, upon consummation of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We could use a portion of the funds not being placed in the trust account to pay fees to consultants to assist us with our search for a target business. Additionally, we could use a portion of the funds not being placed in the trust account as a down payment or to fund a “no-shop” provision with respect to a particular proposed business combination, although we do not have any current intention to do so. If we did and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

You will not be entitled to protections normally afforded to investors of blank check companies.

          Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the U.S. securities laws. However, since we will have net tangible assets in excess of $5 million upon the consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances than we would if were subject to Rule 419. For a more detailed comparison of our offering to offerings under Rule 419, see the section below entitled “Proposed Business - Comparison to offerings of blank check companies.”

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share price received by stockholders upon our dissolution could be less than $7.69 per share.

          Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective target businesses and other entities with which we execute agreements waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements, and it is not a condition to our doing business with anyone. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would enter into an agreement with a third party that did not execute a waiver only if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and not seek recourse against the trust account for any reason. Accordingly, the proceeds held in the trust account could be subject to claims that could take priority over the claims of our public stockholders, and the per-share price upon our dissolution could be less than the initial $7.69 per share held in the trust account, plus interest (net of any taxes due on such interest, which taxes, if any, shall be paid from the trust account and net of the underwriting discount), due to claims of such creditors. If we are unable to complete a business combination and are forced to dissolve and distribute our assets, our executive officers, Messrs. Fisher, Bogart and Tarlovsky and Ms. O’Connell will be personally liable for claims brought by a vendor or a prospective target business if such person or entity does not provide a valid and enforceable waiver to rights or claims to the trust account so as to ensure that the proceeds in the trust account are not reduced by the claims of such persons that are owed money by us for services rendered or contracted for or products sold to us. However, we cannot assure you that our executive officers will be able to satisfy those obligations. Based on the information provided in the director and officer questionnaires provided to us in connection with this offering as well as the representations as to their accredited investor status (as such term is defined in Regulation D), we currently believe that such persons are of substantial means and capable of funding their indemnity obligations, even though we have not asked them to reserve for such an eventuality. However, we cannot assure you that our executive officers will be able to satisfy those obligations. In the event that our board recommends and our stockholders approve our dissolution and plan of distribution of our assets and it is subsequently determined that our reserve for claims and liabilities to third parties is insufficient, stockholders who received funds from our trust account could be liable for up to such amounts to creditors.

          Additionally, if we are forced to file a bankruptcy case or an involuntary case is filed against us that is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account the per share liquidation distribution would be less than the initial $7.69 per share held in the trust account.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them, regardless of when such claims are filed.

We cannot assure you that third parties will not seek to recover from the assets distributed to our public stockholders any amounts owed to them by us. Under the DGCL, our stockholders could be liable for any claims against the company to the extent of distributions received by them in dissolution. Further, because our amended and restated certificate of incorporation provides that we distribute our assets in accordance with Section 281(b) rather than Sections 280 and 281(a), any such liability of our stockholders could extend to claims for which an action, suit or proceeding is begun after the third anniversary of our dissolution. The limitations on stockholder liability under the DGCL for claims against a dissolved corporation are determined by the procedures that a corporation follows for distribution of its assets following dissolution. If we complied with the procedures set forth in Sections 280 and 281(a) of the DGCL (which would include, among other things, a 60-day notice period during which any third-party claims can be brought against us, a 90-day period during which we may reject any claims brought, an additional 150-day waiting period before any liquidating distributions are made to stockholders, as well as review by the Delaware Court of Chancery) our stockholders would have no further liability with respect to claims on which an action, suit or proceeding is begun after the third anniversary of our dissolution. However, in accordance with our intention to dissolve and distribute our assets to our stockholders as soon as reasonably possible after dissolution, our amended and restated certificate of incorporation provides that we will comply with Section 281(b) of the DGCL instead of Sections 280 and 281(a). Accordingly, our stockholders’ liability could extend to claims for which an action, suit or proceeding is begun after the third anniversary of our dissolution.

If we do not consummate a business combination, we will dissolve and liquidate.

          Pursuant to, among other documents, our amended and restated certificate of incorporation, if we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months after the consummation of this offering if the extension criteria described below in this risk factor have been satisfied, our purpose and powers will be limited to dissolving, liquidating and winding up. We view this obligation to dissolve as an obligation to our public stockholders and neither we nor our board of directors will take any action to amend or waive any provision of our amended and restated certificate of incorporation to allow us to continue for a longer period of time if it does not appear we will be able to consummate a business combination within the applicable time periods. Upon dissolution, we will distribute to all of our public stockholders, in proportion to their respective equity interest, an aggregate sum equal to the amount in the trust account, excluding the deferred underwriting discount but including interest income earned on the trust account (net of income taxes). Our existing stockholders have waived their rights to participate in any distribution with respect to their initial shares and shares acquired in the private placement and have agreed to vote all shares they then own in favor of our dissolution and plan of distribution which we will present to our stockholders for vote. There will be no distribution from the trust account with respect to our warrants which will expire worthless. We will pay the costs of our dissolution from our remaining assets outside of the trust account.

          If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to consummate that transaction within the permitted time period following the consummation of this offering our purpose and powers will be limited to dissolving, liquidating and winding up. Upon notice from us, the trustee of the trust account will liquidate the investments constituting the trust account and will remit the proceeds to our transfer agent for distribution to our public stockholders as part of our dissolution and plan of distribution. Concurrently, we shall pay, or reserve for payment, from funds not held in the trust account, our liabilities and obligations. However, we cannot assure you that there will be sufficient funds for such purpose.

If we do not consummate a business combination and dissolve, payments from the trust account to our public stockholders may be delayed.

          We currently believe that our dissolution and any plan of distribution subsequent to the expiration of the 18 and 24-month deadlines would proceed in approximately the following manner:

•

our board of directors will, consistent with our obligation in our amended and restated certificate of incorporation to dissolve, prior to the passing of such deadline, convene and adopt a specific plan of distribution, which it will then vote to recommend to our stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out the plan of distribution as well as the board’s recommendation of our dissolution and the plan;

•	upon such deadline, we would file our preliminary proxy statement with the Securities and Exchange Commission;

•

if the Securities and Exchange Commission does not review the preliminary proxy statement, then, 10 days following the passing of such deadline, we will mail the proxy statements to our stockholders, and 30 days following the passing of such deadline we will convene a meeting of our stockholders, at which they will either approve or reject our dissolution and plan of distribution; and

•

if the Securities and Exchange Commission does review the preliminary proxy statement, we currently estimate that we will receive such comments within approximately 30 days following the passing of such deadline. We will mail the proxy statements to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we will convene a meeting of our stockholders at which they will either approve or reject our dissolution and plan of distribution.

          In the event we seek stockholder approval for our dissolution and plan of distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution.

Pursuant to the terms of our amended and restated certificate of incorporation, our powers following the expiration of the permitted time periods for consummating a business combination will automatically be limited to acts and activities relating to dissolving and winding up our affairs. The funds held in our trust account may not be distributed except upon our dissolution and, unless and until approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose.

          These procedures, or a vote to reject our dissolution and any plan of distribution by our stockholders, may result in substantial delays in the liquidation of our trust account to our public stockholders as part of our dissolution and plan of distribution.

Since we have not currently selected any target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the business’ operations.

          Since we have not yet identified a prospective target business, investors in this offering have no current basis to evaluate the possible merits or risks of the target business’ operations. To the extent we complete a business combination with a financially unstable company or an entity in its development stage and/or an entity subject to unknown or unmanageable liabilities, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. Subject to the limitations that a target business must be in the communications, media or technology industries and have a fair market value of at least 80.0% of our net assets at the time of the acquisition (all of our assets, including the funds held in the trust account other than the deferred underwriting discount, less our liabilities), we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. For a more complete discussion of our selection of a target business, see the section below entitled “Proposed Business - Effecting a business combination - We have not identified a target business.”

Under Delaware law, the requirements and restrictions relating to this offering contained in our amended and restated certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.

          Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•

upon consummation of this offering, $96.1 million (or a greater amount up to $105.6 million depending on the amount of the over-allotment option that is exercised, if any) of the proceeds from this offering and the private placement and the deferred underwriting discount will be placed into the trust account, which funds may not be disbursed from the trust account except in connection with our initial business combination, upon our dissolution or as otherwise permitted in the amended and restated certificate of incorporation;

•	prior to the consummation of our initial business combination, we will submit the business combination to our stockholders for approval;

•	we may consummate our initial business combination only if approved by a majority of the shares of common stock voted by the public stockholders and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights;

•

if our initial business combination is approved and consummated, public stockholders who voted against the business combination and exercised their conversion rights will receive their pro rata share of the trust account;

•

if our initial business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, our purpose and powers will be limited to dissolving, liquidating and winding up, and then distributing to all of our public stockholders their pro rata share of the trust account; and

•

we may not consummate our initial business combination unless it meets the conditions specified in this prospectus, including the requirement that the business combination must be with an operating business whose fair market value is equal to at least 80.0% of our net assets at the time of the acquisition (all of our assets, including the funds held in the trust account other than the deferred underwriting discount, less our liabilities).

          Our amended and restated certificate of incorporation requires that we obtain unanimous consent of our stockholders to amend the above-described provisions. However, the validity of unanimous consent provisions under Delaware law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ implicit rights to amend the corporate charter. In that case, the above-described provisions would be amendable without unanimous consent and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions, including the requirement that the public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights in order for our initial business combination to be consummated, as obligations to our stockholders, and we will not take any action to waive or amend any of these provisions.

Because we are a blank check company, it may be difficult for us to complete a business combination during the prescribed time period.

          Based upon publicly available information, we have identified approximately 64 blank check companies that have gone public since August 2003. Of these, only eight companies have actually completed a business combination, while 19 other companies have announced they have entered into a definitive agreement or letters of intent with respect to potential business combinations but have not yet consummated business combinations. While, like us, some of those companies have specific industries in which they must complete a business combination, a number of them may consummate a business combination in any industry they choose. Moreover, we know of at least seven companies, which have filed a registration statement and seek to consummate a business combination in communications, media or technology industries. Accordingly, there are approximately 56 blank check companies with approximately $3.7 billion in trust and potentially an additional 42 blank check companies with approximately $3.6 billion in trust that have filed registration statements and are seeking, or will be seeking, to complete business combinations. We may, therefore, be subject to competition from these and other companies seeking to consummate a business plan similar to ours, which, as a result, would increase demand for privately held companies to combine with companies structured similarly to ours. Further, the fact that only eight such companies have completed a business combinations, and only 19 of such companies have entered into a definitive agreement for a business combination, may be an indication that there are only a limited number of attractive target businesses available to such entities, or that many privately held or publicly held target businesses may not be inclined to enter into business combinations with publicly held blank check companies like us. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within such time periods, we will be forced to dissolve and distribute our assets.

We may issue shares of our capital stock to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

          Our amended and restated certificate of incorporation authorizes the issuance of up to 250,000,000 shares of common stock, par value $0.001 per share, and 25,000,000 shares of preferred stock, par value $0.001 per share. Immediately after this offering (assuming no exercise of the underwriter’s over-allotment option), there will be 217,500,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants) and all of the 25,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we will, in all likelihood, issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of investors in this offering;

•

will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors;

•	may adversely affect prevailing market prices for our securities; and

•	may subordinate the rights of holders of our common stock if preferred stock is issued with rights senior to those afforded to our common stock.

We may issue debt securities or otherwise incur substantial debt to complete a business combination, which may adversely affect our leverage and financial condition.

Although we have no commitments as of the date of this prospectus to issue any debt securities, or to otherwise incur additional debt, we may choose to incur substantial debt to complete a business combination. If we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

          For a more complete discussion of the possible structure of a business combination, see the section below entitled “Effecting a Business Combination - Selection of a target business and structuring of a business combination.”

Our ability to effect a business combination and to execute any potential business plan afterwards will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination and whom we may have only a limited ability to evaluate.

          Our ability to effect a business combination will be totally dependent upon the efforts of our executive officers. The future role of our key personnel following a business combination, however, cannot presently be fully ascertained. Although we expect most of our officers and directors, particularly our chairman of the board and chief executive officer, to remain associated with us following a business combination, they do not intend to assume the day-to-day operational management of our target business. Moreover, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate this point as part of any such combination. If we acquired a target business in an all-cash transaction, it would be more likely that current members of management would remain associated with us if they chose to do so. If a business combination were structured as a merger whereby the stockholders of the target company were to control the combined company following a business combination, it may be less likely that management would remain with the combined company unless it was negotiated as part of the transaction by means of the acquisition agreement, an employment agreement or other arrangement. In making the determination as to whether current management should remain with us following the business combination, management will analyze the experience and skill set of the target business’ management and negotiate as part of the business combination that certain members of current management remain if it is believed that it is in the best interests of the combined company post-business combination.

Our current management may have a conflict of interest in connection with negotiating the terms of our initial business combination.

          Since our current management may negotiate the terms of our initial business combination as well as the terms of their employment or consulting arrangements, our current management may have a conflict of interest in attempting to negotiate terms that are favorable to our public stockholders in the acquisition agreement at the same time that they are negotiating terms in their employment or consulting arrangements that are favorable to them. Although management intends to fully exercise their fiduciary duty to negotiate terms in the acquisition agreement that are in the best interests of our public stockholders, management may fail to satisfy this fiduciary duty if they concurrently negotiate terms in their employment or consulting agreements that are favorable to them.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could impact on our ability to consummate a business combination.

          Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in other business endeavors and are not obligated to contribute any specific number of hours to our affairs. If our executive officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could impact our ability to consummate a business combination. For a complete discussion of the potential conflicts of interest that you should be aware of, see the section below entitled “Management - Conflicts of Interest.” We cannot assure you that these conflicts will be resolved in our favor.

Some of our officers and directors are affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, have conflicts of interest in determining to which entity a particular business opportunity should be presented.

          Some of our officers and directors are affiliated with entities engaged in business activities similar to those intended to be conducted by us. Itzhak Fisher, our chairman, is a director, executive chairman and stockholder of Neilsen BuzzMetrics, an internet company that measures consumer-generated media on the internet for corporate clients, Christopher Bogart, our chief executive officer, is a member of the advisory board and a stockholder of Neilson BuzzMetrics, Elizabeth O’Connell is a stockholder of Neilsen BuzzMetrics and advises Neilsen BuzzMetrics in an unofficial capacity and Nir Tarlovsky is a stockholder of Neilsen BuzzMetrics and also advises Neilsen BuzzMetrics in an unofficial capacity. Additionally, our officers and directors may become aware of business opportunities, which may be appropriate for presentation to us as well as the other entities to which they have fiduciary obligations. Our officers and directors may in the future become affiliated with other entities, including other “blank check” companies, engaged in business activities similar to those we intend to conduct. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

          For a complete discussion of our management’s business affiliations and the potential conflicts of interest that you should be aware of, see the sections below entitled “Management — Directors and Executive Officers” and “Management — Conflicts of Interest.” We cannot assure you that these conflicts will be resolved in our favor.

If we seek to effect a business combination with an entity that is directly or indirectly affiliated with one or more of our existing stockholders, conflicts of interest could arise.

          Our existing officers and directors are not currently aware of any specific opportunities to consummate a business combination with any entities with which they are affiliated, whether by the sale of assets, spin-off, divestiture or otherwise, and there have been no preliminary discussions or indications of interest with any such entity or entities. We would consider such a transaction after the offering if any such opportunity were presented to us, without first seeking to consummate a business combination with a non-affiliated entity, although we are unaware of any such actual or potential transaction as of the date of this prospectus. If, after the offering, we became aware of and pursued an opportunity to seek a business combination with a target business with which one or more of our existing officers and directors may be affiliated, conflicts of interest could arise in connection with negotiating the terms of and completing the business combination. Accordingly, such officers and directors may become subject to conflicts of interest regarding us and other business ventures in which they may be involved, which conflicts may have an adverse effect on our ability to consummate a business combination.

          For a discussion of our management’s business affiliations and the potential conflicts of interest that you should be aware of, see the sections below entitled “Management - Directors and Executive Officers” and “Management - Conflicts of Interest.”

All of our officers and directors beneficially own shares of, and warrants to purchase, our common stock which will not participate in liquidation distributions and therefore they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

          All of our officers and directors own stock and warrants in our company, either directly or indirectly, but have waived their right to receive distributions upon our dissolution. The shares and warrants owned by our directors and officers will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business and in timely completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our public stockholders’ best interest.

It is probable that we will only be able to complete one business combination, which will cause us to be solely dependent on a single business and a limited number of products or services.

          The net proceeds from this offering and the private placement will provide us with only approximately $96.1 million (or $105.6 million if the underwriter’s over-allotment option is exercised in full), which we may use to complete a business combination. Our initial business combination must be with a business with a fair market value equal to at least 80.0% of our net assets at the time of the business acquisition (all of our assets, including the funds held in the trust account other than the deferred underwriting discount, less our liabilities). Consequently, it is probable that we will have the ability to complete only a single business combination. Accordingly, the prospects for our ability to effect our acquisition strategy may be:

•	solely dependent upon the performance of a single business, or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

          In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to complete several business combinations in different industries or different areas of a single industry.

The ability of our stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

          When we seek stockholder approval of any business combination, we will offer each public stockholder the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Such holder must both vote against such business combination and then exercise his, her or its conversion rights to receive a pro rata portion of the trust account. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

          Although we believe that the net proceeds of this offering and the private placement will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the private placement prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of a target business, or because we become obligated to convert into cash a significant number of shares from converting stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing is unavailable when needed to consummate a particular business combination, we will be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing may stall the development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our existing stockholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring stockholder votes in a manner that is not favorable to our public stockholders.

          Upon consummation of our offering and the private placement, our existing stockholders (including all of our officers, directors and advisor) will directly or indirectly collectively own approximately 23.1% of our issued and outstanding shares of common stock (assuming they do not purchase units in this offering) and warrants to purchase up to an additional 23.1% of our issued and outstanding shares of common stock, although the 3,250,000 warrants held by our existing stockholders prior to this offering (unlike public stockholders’ warrants and the warrants purchased in the private placement) are not exercisable until our stock price is above $11.50. At any annual or special meeting of stockholders that addresses any matter other than a business combination, our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Although our existing stockholders have agreed that they will vote on a proposed business combination in accordance with the majority of shares of common stock voted by our public stockholders, we cannot assure you that our existing stockholders will not vote their shares on other matters in a manner that does not favor our public stockholders.

Our existing stockholders paid an aggregate of $16,250, or $0.005 per unit, for their units purchased prior to this offering and the private placement and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

          The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock and warrants at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 27.6% or $2.21 per share (the difference between the pro forma net tangible book value per share of $5.79, and the initial offering price of $8.00 per unit). See “Dilution” for additional information regarding the dilution that you will experience.

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

          In connection with this offering, as part of the units, we will be issuing warrants to purchase 12,500,000 shares of common stock (or warrants to purchase 13,750,000 shares of our common stock if the underwriter’s over-allotment option is exercised in full). Our existing stockholders also own warrants to purchase an aggregate of 3,250,000 shares and will receive a further 500,000 warrants as part of the private placement. To the extent that we desire to issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants are exercised, you will experience dilution in your holdings.

We may choose to redeem our outstanding warrants at a time that is disadvantageous to our warrant holders.

          We may redeem the warrants issued as a part of our units at any time after the warrants become exercisable in whole and not in part, at a price of $0.01 per warrant, upon a minimum of 30 days’ prior written notice of redemption, if and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption. Redemption of the warrants could force the warrant holders (i) to exercise the warrants and pay the exercise price therefor at a time when it may be disadvantageous for the holders to do so, (ii) to sell the warrants at the then current market price when they might otherwise wish to hold the warrants or (iii) to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants.

If our existing stockholders exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

          Our existing stockholders are entitled to demand that we register the resale of their shares (including shares and warrants purchased in the private placement) at any time after the consummation of our initial business combination, subject to the transfer restrictions imposed by the lock-up agreements. If our existing stockholders exercise their registration rights with respect to all of their shares and warrants (including the shares that are issuable upon exercise of the warrants acquired in the private placement), then there may be an additional 7,500,000 shares of common stock eligible for trading in the public market. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or may request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

          If we are deemed to be an investment company under the Investment Company Act of 1940, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities, which may make it difficult for us to complete a business combination.

          In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

          We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may be invested by the trust agent only in “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity date of 180 days or less. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to the act, compliance with these additional regulatory burdens would require additional expenses for which we have not accounted.

Our existing stockholders will not be reimbursed for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not held in the trust account, unless the business combination is consummated, and therefore they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interest.

          Our existing stockholders, including all of our officers and directors, will not be reimbursed for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not held in the trust account, unless the business combination is consummated. The financial interest of our officers and directors could influence their motivation in selecting a target business, and thus there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

The American Stock Exchange may delist our securities, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

          We have applied to list our securities on the American Stock Exchange, a national securities exchange, upon consummation of this offering. We cannot assure you that our securities upon listing will continue to be listed on the American Stock Exchange. Additionally, in connection with our business combination, it is likely that the American Stock Exchange may require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at the time of our business combination. If the American Stock Exchange delists our securities from trading on its exchange, we could face significant consequences including:

•	reduced liquidity with respect to our securities;

•

a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our common stock;

•	limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

If the private placement is not conducted in compliance with applicable law, Churchill Capital Partners LLC may have the right to rescind its purchase of units. Such a rescission right may require us to refund an aggregate of $4 million to Churchill Capital Partners LLC thereby reducing the amount in the trust account available to us to consummate a business combination or, in the event we do not complete a business combination within the period prescribed by this offering, the amount available to our public stockholders upon our dissolution.

          Although we believe that we will conduct the private placement in accordance with applicable law, there is a risk that the units, and shares and warrants underlying the units, should be registered under the Securities Act of 1933 and applicable blue sky laws. Although Churchill Capital Partners LLC has waived its right, if any, to rescind the unit purchase as a remedy to our failure to register these securities, the waiver may not be enforceable in light of the public policy underlying Federal and state securities laws. If Churchill Capital Partners LLC brings a claim against us and successfully asserts rescission rights, we may be required to refund an aggregate of $4 million, plus interest, to it, thereby reducing the amount in the trust account available to us to consummate a business combination, or, in the event we do not complete a business combination within the period prescribed by this offering, the amount available to our public stockholders upon our liquidation.

Risks Related to Doing Business Outside the United States

Since we may acquire a target business that is located outside the United States, we may encounter risks specific to one or more countries in which we ultimately operate.

          As described above, it is likely that we will acquire a business or businesses with some relationship to Israel. If we acquire a company that has operations outside the United States, we will be exposed to risks that could negatively impact our future results of operations following a business combination. The additional risks we may be exposed to in these cases include but are not limited to:

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	cultural and language differences;

•	foreign exchange controls;

•	crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

•	deterioration of political relations with the United States.

If we acquire a target business in Israel, we will become subject to political, economic and military risks specific to conducting business in that country.

          In the event that we acquire a target business in Israel, we will become subject to political, economic, and military conditions in that country. The State of Israel experiences continued civil unrest primarily in the areas that have been under its control since 1967. No prediction can be made as to whether these problems will be resolved, in spite of recent peace initiatives and unilateral actions by Israel to disengage. In the event of such an acquisition, our business, prospects, financial condition and results of operations could be materially adversely affected if major hostilities involving Israel should occur or if trade between Israel and its current trading partners were interrupted or curtailed. In addition, in such event, if the peace process in the Middle East were interrupted or discontinued, our business, prospects, financial condition and results of operations of the Company may be materially adversely affected.

          All male adult permanent residents of Israel under the age of 51 are, unless exempt, obligated to perform approximately 26 days of military reserve duty annually. Additionally, all such residents are subject to being called to active duty at any time under emergency circumstances. Some of the officers, directors and employees of the Company currently are obligated to perform annual military reserve duty. There can be no assurance that such requirements will not have a material adverse effect on the Company’s business, financial condition and results of operations in the future, particularly if emergency circumstances occur.

          In the early to mid-1980s, Israel’s economy was subject to a period of very high inflation. However, inflation was significantly reduced in the late 1980s and has remained so since such time, due primarily to intervention by the government of the State of Israel. During 2005, according to the Israel Central Bureau of Statistics, the annual rate of inflation in Israel was 2.39% and the rate of inflation for the three months ended March 31, 2006 was 2.33%. If inflation in Israel were to return to the high levels of the mid-1980s, such development would have a significant negative impact on Israel’s economy as a whole, and would have a material adverse effect on the business, prospects, financial condition and results of operations of any target business acquired by us.

Foreign currency fluctuations could adversely affect our business and financial results.

          A target business with which we combine may do business and generate sales within other countries. Foreign currency fluctuations may affect the costs that we incur in such international operations. It is also possible that some or all of our operating expenses may be incurred in non-U.S. dollar currencies. The appreciation of non-U.S. dollar currencies in those countries where we have operations against the U.S. dollar would increase our costs and could harm our results of operations and financial condition.

Because we must furnish our stockholders with target business financial statements prepared in accordance with and reconciled to U.S. generally accepted accounting principles, we will not be able to complete a business combination with some prospective target businesses unless their financial statements are first reconciled to U.S. generally accepted accounting principles.

          The Federal securities laws require that a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports and proxy materials submitted to stockholders. Because our initial business combination must be with a target business that has a fair market value equal to at least 80.0% of our net assets at the time of such business acquisition (all of our assets, including the funds held in the trust account other than the deferred underwriting discount, less our liabilities), we will be required to provide historical and/or pro forma financial information to our stockholders when seeking approval of a business combination with one or more target businesses. These financial statements must be prepared in accordance with, or be reconciled to U.S. generally accepted accounting principles and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. If a proposed target business, including one located outside of the United States, does not have financial statements that have been prepared in accordance with, or that can be reconciled to, U.S. generally accepted accounting principles and audited in accordance with the standards of the PCAOB, we will not be able to acquire that proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may combine.

Risks Related to the Communications, Media or Technology Industries

          We intend to focus our search on target businesses in the communications, media or technology industries although there is no assurance that we will not complete a business combination with a business outside of those industries. We believe that the following risks will apply to us following the completion of a business combination with a target business in the communications, media or technology industries.

The speculative nature of the communications, media or technology industries may negatively impact our results of operations.

          Certain segments of the communications, media or technology industries are highly speculative and historically have involved a substantial degree of risk. For example, the success of a particular platform, service or product depends upon unpredictable and changing factors, including the success of promotional efforts, the availability of alternatives, the public receptivity, general economic conditions, public acceptance and other tangible and intangible factors, many of which are beyond our control. If we complete a business combination with a target business in such a segment, our operations may be adversely affected.

If we are unable to protect our patents, trademarks, copyrights and other intellectual property rights following a business combination, competitors may be able to use our technology or intellectual property rights, which could weaken our competitive position.

          If we are successful in acquiring a target business and the target business is the owner of patents, trademarks, copyrights and other intellectual property as is often the case in our target industries, our success will depend in part on our ability to obtain and enforce intellectual property rights for those assets, both in the United States and in other countries. In those circumstances, we may file applications for patents, copyrights and trademarks as our management deems appropriate. We cannot assure you that these applications, if filed, will be approved, or that we will have the financial and other resources necessary to enforce our proprietary rights against infringement by others. Additionally, we cannot assure you that any patent, trademark or copyright obtained by us will not be challenged, invalidated or circumvented.

If we are alleged to have infringed on the intellectual property or other rights of third parties, it could subject us to significant liability for damages and invalidation of our proprietary rights.

          If, following a business combination, third parties allege that we have infringed on their intellectual property rights, privacy rights or publicity rights or have defamed them, we could become a party to litigation. These claims and any resulting lawsuits could subject us to significant liability for damages and invalidation of our proprietary rights and/or restrict our ability to publish and distribute the infringing or defaming content.

We may not be able to comply with government regulations that may be adopted with respect to the communications, media or technology industries.

          Certain segments of the communications, media or technology industries have historically been subject to substantial regulation internationally and domestically at the Federal, state and local levels. In the past, the regulatory environment, particularly with respect to the communications industry has been fairly stringent. We cannot assure you that regulations currently in effect or adopted in the future will not cause us to modify or cease any of the operations then being conducted by a target business that we acquire.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

          The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

      • ability to complete a combination with one or more target businesses;

      • expectations about the trends in future development of our target industries;

     • success in retaining or recruiting, or changes required in, our officers, key employees or directors following a business combination;

      • officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving a business combination, as a result of which they would then receive expense reimbursements;

      • potential inability to obtain additional financing to complete a business combination;

      • limited pool of prospective target businesses;

      • potential change in control if we acquire one or more target businesses for stock;

      • public securities’ limited liquidity and trading;

      • failure to list or delisting of our securities from the American Stock Exchange or an inability to have our securities listed on the American Stock Exchange following a business combination;

      • use of proceeds not held in the trust account; or

      • our financial performance following this offering.

          The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws and/or if and when management knows or has a reasonable basis on which to conclude that previously disclosed projections are no longer reasonably attainable.

USE OF PROCEEDS

          We estimate that the net proceeds of this offering and the private placement will be set forth in the following table:

	Without Over- Allotment Option	With Over-Allotment Option Exercised

Gross Proceeds
Gross proceeds from units offered to the public	$100,000,000	$110,000,000
Gross proceeds from units offered in the private placement	4,000,000	4,000,000

Total gross proceeds	$104,000,000	$114,000,000

Offering Expenses(1)
Underwriting discount (5.0% of gross proceeds; excludes (i) deferred underwriting discount of 2.0% of gross proceeds and (ii) gross proceeds from units offered in the private placement)(2)	$5,000,000	$5,500,000
Legal fees and expenses	250,000	250,000
Printing and engraving expenses	60,000	60,000
Accounting fees and expenses	50,000	50,000
SEC registration fee	20,598	20,598
NASD filing fee	19,750	19,750
American Stock Exchange listing fee	65,000	65,000
Miscellaneous expenses	84,652	84,652

Total offering expenses	$5,550,000	$6,050,000

Net Proceeds
Held in trust account(2)	$96,100,000	$105,600,000
Percentage of gross offering proceeds held in the trust account	96.1%	96.0%
Not held in trust account	2,350,000	2,350,000

Total net proceeds	$98,450,000	$107,950,000

	Amount	Percent of Net Proceeds Not in Trust Account

Use of Net Proceeds Not Held in the Trust Account
Legal, accounting and other expenses, including due diligence expenses and reimbursement of out-of-pocket expenses incurred in connection with a business combination	$550,000	23.4%
Legal and accounting fees relating to SEC reporting obligations	50,000	2.1%
Administrative fee to Churchill Capital Partners LLC. ($7,500 per month for 24 months)	180,000	7.7%
Working capital to cover miscellaneous expenses, D&O insurance and reserves including for costs of dissolution and liquidation, if necessary(3)	1,570,000	66.8%

Total	$2,350,000	100.0%

(1)

A portion of the offering expenses have been paid, or will be paid, from funds we received in the form of a $240,000 loan from Churchill Capital Partners LLC, as described below. We have not included this loan in the Use of Proceeds table because the amount of the loan is reflected in total offering expenses.

(2)

The underwriter has agreed to defer $2 million of its underwriting discount (or $2.2 million if the over-allotment option is exercised in full), which equals 2.0% of the gross proceeds of this offering, until consummation of a business combination. Upon consummation of a business combination such deferred discount will be released to the underwriter out of the proceeds of this offering held in the trust account. The underwriter will not be entitled to any interest accrued on the deferred discount.

(3)

We currently estimate that we would require approximately $50,000 to $75,000 to implement our stockholder approved dissolution and plan of distribution in the event we do not consummate a business combination.

          We will place $96.1 million, or $105.6 million if the underwriter’s over-allotment option is exercised in full, of the net proceeds of this offering and the private placement in a trust account at JPMorgan Chase Bank, NA maintained by JPMorgan Chase Bank, NA, as trustee. The proceeds will not be released from the trust account until the earlier of the completion of a business combination or our dissolution. We expect to use $2 million of proceeds held in the trust account to pay the deferred underwriting discount (or $2.2 million if the over-allotment option is exercised in full), plus $2,350,000 not held in the trust account to cover our operating expenses and the remaining proceeds held in the trust account as consideration to pay the sellers of a target business with which we complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business or to effect other acquisitions, as determined by our board of directors at that time.

          We have agreed to pay to Churchill Capital Partners LLC, our principal stockholder, a monthly fee of $7,500 for general and administrative services including office space, utilities and administrative support. We will pay Churchill Capital Partners LLC the $7,500 fee each month until the earlier of (i) the completion of our initial business combination and (ii) our dissolution. We believe that based on rents and fees for similar services in the New York, New York metropolitan area that the fee charged by Churchill Capital Partners LLC is at least as favorable as we could have obtained from an unaffiliated person.

          We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors and may include engaging market research firms and/or third party consultants. Such market research firms and/or third party consultants will be paid out of the funds allocated for due diligence. Our officers and directors will not receive any compensation for their due diligence of prospective target businesses, but will be reimbursed from the funds allocated for due diligence investigation for any out-of-pocket expenses (such as travel expenses) incurred in connection with such due diligence activities attendant to consummating a business transaction. To the extent funds not held in the trust account are insufficient to reimburse management for out-of-pocket expenses, the obligation to repay advances by management may be assumed by the resulting entity following, and subject to, the consummation of a business combination.

          Churchill Capital Partners LLC, our principal stockholder, has advanced to us a total of $240,000, which was used to pay a portion of the expenses of this offering referenced in the line items above for the SEC registration fee, NASD filing fee, American Stock Exchange filing fee and accounting and legal fees and expenses. The loan is due on the consummation of this offering. The loan will be repaid out of the proceeds of this offering not being placed in the trust account.

          We may use a portion of the proceeds not held in the trust account to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination, although we do not have any current intention to do so. The amount that would be used as a down payment or lock-up payment would be determined based on the terms of the specific business combination. If we are ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise we will be forced to dissolve and distribute our assets.

DILUTION

          The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

          At July 6, 2006, our net tangible book value was a deficiency of $98,750, or approximately ($0.03) per share of common stock. After giving effect to the sale of 12,500,000 shares of common stock included in the units and 500,000 shares from the private placement, and the deduction of underwriting discount and estimated expenses of this offering, our pro forma net tangible book value at July 6, 2006 would have been $79,654,660 or $5.79 per share, representing an immediate increase in net tangible book value of $5.82 per share to the existing stockholders and an immediate dilution of $2.21 per share or 27.6% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is $18,810,590 less than it otherwise would have been because if we effect a business combination, the conversion rights to the public stockholders may result in the conversion into cash of up to approximately approximately 19.99% of the aggregate number of the shares of common stock sold in this offering at a per-share conversion price equal to the amount in the trust account as of the record date for the determination of stockholders entitled to vote on the business combination, inclusive of any interest, divided by the number of shares sold in this offering.

          The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$8.00
Net tangible book value before this offering	$(0.03)
Increase attributable to new investors	$5.82

Pro forma net tangible book value after this offering		$5.79

Dilution to new investors		$2.21

          The following table sets forth information with respect to our existing stockholders, the purchaser of units in the private placement that will occur prior to the completion of this offering and the new investors:

	Shares Purchased		Total Consideration		Average Price

	Number	Percentage	Amount	Percentage	Per Share

Existing stockholders	3,250,000	20.00%	$16,250	0.02%	$0.005
Private Placement investors	500,000	3.08	4,000,000	3.84	$8.00
New investors	12,500,000	76.92	100,000,000	96.14	$8.00

	16,250,000	100.00%	$104,016,250	100.00%

          The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering and the private placement	$(98,750)
Net Proceeds from the private placement	$4,000,000
Net Proceeds from this offering	$94,450,000
Offering costs paid in advance and excluded from net tangible book value before this offering	$114,000
Less: Proceeds held in trust subject to conversion to cash ($94,100,000 x approximately 19.99%)	$(18,810,590)

$79,654,660

Denominator:
Shares of common stock outstanding prior to this offering	3,250,000
Shares of common stock included in the units issued in the private placement	500,000
Shares of common stock included in the units offered	12,500,000
Less: Shares subject to conversion (12,500,000 x approximately 19.99%)	(2,498,750)

13,751,250

CAPITALIZATION

The following table sets forth our capitalization at July 6, 2006 and as adjusted to give effect to the private placement, the sale of our units in this offering and the application of the estimated net proceeds derived from the sale of our units in the private placement and this offering:

	July 6, 2006

	Actual	As Adjusted

Notes payable-related parties	$240,000	$0

Common stock, 0 and 2,498,750 shares which are subject to possible conversion at conversion value	$—	$18,810,590

Stockholders equity
Preferred stock, $0.001 par value, 25,000,000 shares authorized; none issued or outstanding	$—	$—
Common stock, $0.001 par value, 250,000,000 shares authorized; 3,250,000 issued and outstanding; actual; 13,751,250 shares issued and outstanding (excluding 2,498,750 (approximately 19.99%) shares subject to possible conversion), as adjusted	$3,250	$13,751
Additional paid-in capital	$13,000	$79,641,909
Deficit accumulated during the development stage	$(1,000)	$(1,000)

Total stockholders’ equity (deficit)	$15,250	$79,654,660

Total capitalization	$255,250	$98,465,250

          If we consummate a business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to 2,498,750 or approximately 19.99% of the aggregate number of shares sold in this offering, at a per-share conversion price equal to the amount in the trust account excluding the deferred underwriting discount but including the interest income earned on the trust account (net of income taxes), as of two business days prior to the proposed consummation of a business combination divided by the number of shares sold in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

          We were formed on June 26, 2006, to serve as a vehicle to effect a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination with an operating business in the communications, media or technology industries. We intend to utilize cash derived from the proceeds of this offering and the private placement, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of investors in this offering;

•

will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of our present officers and directors;

•	may adversely affect prevailing market prices for our common stock; and

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock.

Similarly, if we issue debt securities or otherwise incur significant debt, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

          We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through offerings of our equity securities.

          We estimate that the net proceeds from this offering and the private placement, after deducting offering expenses of approximately $5,550,000, including the underwriting discount (other than the deferred underwriter’s discount of approximately $2 million or $2.2 million if the underwriter’s over-allotment option is exercised) will be approximately $98,450,000, or $107,950,000 if the underwriter’s over-allotment option is exercised in full. Of this amount, $96.1 million, or $105.6 million if the underwriter’s over-allotment option is exercised in full, will be held in the trust account and the remaining $2,350,000, will not be held in the trust account. We expect to use $2 million, or $2.2 million if the underwriter’s over-allotment is exercised in full, of the proceeds held in the trust account to pay the deferred underwriting discount and the remaining proceeds held in the trust account to acquire a target business, including the expenses of identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business or to acquire other businesses. We believe that, upon consummation of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate paying approximately (1) up to $180,000 for the administrative fee payable to Churchill Capital Partners LLC ($7,500 per month for two years), (2) $550,000 of expenses for legal, accounting, due diligence and other expenses related to a business combination, (3) $50,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and (4) $1,570,000 for general working capital that will be used for miscellaneous expenses and reserves.

          Based upon the foregoing projections, we do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business prior to our initial business combination. However, we may need to raise additional funds through an offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us although we have not entered into any such arrangement and have no current intention of doing so. We would only consummate such a financing simultaneously with the consummation of a business combination.

          We have agreed to pay to Churchill Capital Partners LLC, our principal stockholder, a monthly fee of $7,500 for general and administrative services including office space, utilities and administrative support. We will pay Churchill Capital Partners LLC the $7,500 fee each month until the earlier of (i) the completion of our initial business combination and (ii) our dissolution.

          In addition, on July 6, 2006 Churchill Capital Partners LLC advanced $240,000 to us, for payment of offering expenses on our behalf. The loan will be payable on the consummation of this offering. The loan will be repaid out of the proceeds of this offering not being placed in trust.

PROPOSED BUSINESS

Introduction

          We are a Delaware blank check company incorporated on June 26, 2006 in order to serve as a vehicle for the acquisition of an unidentified operating business in the communications, media or technology industries. These industries encompass those companies that create, produce, deliver, distribute and market entertainment and information products, communication services, as well as companies that enable voice, video and data transmission. We intend to focus on opportunities where we can combine management, board member and advisor knowledge of these sectors with our transactional and operational experience. We believe opportunities exist, not only in acquiring stand-alone companies but also in identifying and acquiring under-utilized assets currently owned by larger conglomerates.

          Our management team has extensive operational, transactional and financial expertise and experience derived through years of managing public companies and divisions of public companies as well as years of entrepreneurial and investment experience. We also have a deep history of international transactions and operations, including in Israel, the United States and Europe, along with substantial relationships and connections. We intend to bring to bear all of these skills and knowledge to the search for a target, the acquisition process and the oversight of our acquisition’s operations.

          The transaction and management history of our management team includes a number of compelling situations where members of our management team were able to achieve significant enhancements through the application of new technologies to existing business models to drive value through expanded service offerings depth, as well as distribution and cost efficiencies.

          To date, our efforts have been limited to organizational activities. Accordingly, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms.

Industry Trends

          Mass-market Adoption of Fixed and Wireless Broadband

          Businesses and consumers in the United States, Europe and other developed markets have increasing access to a variety of new and advanced communications and computer networks and devices. The increasing sophistication of these networks and devices, as well as the maturation of key technologies and standards in the last five years, has facilitated the emergence of many new network-based communications services. The increase in broadband penetration has allowed services that focus on bandwidth-intensive applications, such as video, music and Internet-based telephony, to proliferate. The global shift toward delivering software, applications and media as services causing significant disruption across a wide variety of markets and is creating opportunities to unseat existing players by employing more efficient delivery and support models.

          Shift of Advertising Dollars

          As networks have become more sophisticated and more consumers have broadband access, a shift has occurred in consumers’ media habits. As a result of increasing Internet usage, online advertising has grown rapidly, but the amount spent on online advertising is still less than that spent on more traditional media. According to Veronis Suhler Stevenson research, U.S. online advertising spending is expected to grow from 2004 to 2009 at a 24.0% compound annual growth rate, or CAGR, while traditional media is expected to grow at a 4.2% CAGR over the same time period. Similarly, as networks and devices have become more capable of handling more data, the consumption of mobile content has begun to grow rapidly. We anticipate both a shift of internet transaction traffic from fixed to wireless devices and new opportunities including location-based advertising to expand the range of advertising and services delivered over the Internet to wireless devices and to contribute to overall growth of online advertising spending.

          Growth in User-generated Media

          As Internet penetration increases, users themselves have become an important and significant source of mass media through blogs, podcasts, web sites and other vehicles. Community sites such as My Space, Facebook and YouTube have become important parts of the online landscape and have attracted significant usage. According to comScore Networks, in May 2006, My Space had approximately 51.4 million unique visitors, Facebook had approximately 14.1 million unique visitors and YouTube had approximately 12.7 million unique visitors. Users of such sites create a significant amount of content and the proliferation of these sites has become an important source of information and content for users of the Internet.

          Growth in Carve-out / Spin-off Opportunities

          Many large conglomerates within the communications/media sectors are refocusing their strategies and efforts on core business assets to compete effectively. As a result many underperforming assets are being identified within these large organizations that, we believe, with incremental investment and management expertise could be more effectively operated outside the current ownership structure of the corporation. An example of this is Time Warner’s sale of Warner Music Group to a group of investors for $2.6 billion in 2004. As of July 2006, Warner Music Group is now a public company with an enterprise value exceeding $6 billion.

Target Businesses / Sectors

          We plan to direct our efforts on identifying companies for potential acquisition that include at least one of the following characteristics:

•	Established businesses with cash flow. We do not intend to acquire start-up companies or companies with unproved business plans.

•

Proprietary acquisition opportunities. We do not intend to participate in auctions or other non-value-added competitive processes to acquire businesses. Instead, we intend to rely on our relationships and access to potential acquisitions to facilitate a transaction which may take place in, but not be limited to, any of the Unites States, Europe and/or Israel.

•

Competitive technology, media or communications platforms. We will seek to acquire businesses with well-developed and innovative technology that can be further leveraged across other business lines or geographies. An example of this was Neilsen BuzzMetrics which evolved under the guidance of members of our management team from a regional technology player into a fully-deployed, global information technology business.

•

Capacity to be an industry consolidator. We will favor businesses in industry sectors that have the potential for consolidation, and future acquisitions that are synergistic with our initial business combination.

•

Potential to enhance value through applied improvements. We will favor businesses that are presently underperforming with the potential to increase substantially their performance through changes in operations or strategy. Examples of situations in which such businesses may be found include businesses with weak management, undercapitalized businesses, businesses with strong technology but weak ability to exploit it, and businesses that are a part of, but not critical to, larger enterprise. As an example, members of our management team were involved with the acquisition, full-scale operational and strategic turnaround, and subsequent sale of PSINet Europe between 2001 and 2004 and the realization for investors of a significant return.

          We intend to acquire an operating company with one or more of the characteristics outlined above within the communications, media or technology industries. We will focus on sectors that are impacted by the trends discussed in this prospectus and on companies where our international experience can be useful. Our management team, board of directors and advisory board have extensive experience in these industries and provide us with the operational knowledge, technical expertise and relationships to acquire a business in these sectors.

          In addition to companies directly engaged in selling services related to communications, media and technology, we may target companies that enable such businesses with technological tools. For example, we could consider a technology company whose tools can be leveraged by communications, media or technology companies to enhance their offerings.

          We will utilize the collective experience and expertise of our management team, board of directors and advisory board to identify potential target acquisitions in these areas. We will employ a disciplined approach to identifying, evaluating and negotiating with potential target businesses and will focus our efforts on selecting what we believe is the best opportunity or opportunities for a business combination. Assuming we complete our initial business combination, we may pursue additional business combinations to, among other objectives, drive sales growth, penetrate complementary markets, introduce new products or broaden our sources of revenue.

Competitive Advantages

          We believe that we possess several competitive advantages to source, evaluate and execute business combinations in our target industries. We believe that the background, operating histories and experience of our management team, board of directors and advisory board have equipped us not only to provide access to a broad spectrum of investment opportunities but also to improve upon the operational and financial performance of our target business.

          In broad terms, the management team, board of directors and advisory board intend to contribute:

•

Established Deal Sourcing Network. Based on management, the board of directors and advisory board’s experience in the target industries and their network of industry contacts around the world including in the United States, Israel and Europe, we believe that we will have access to substantial deal flow for a potential initial business acquisition. These contacts and sources include executives employed with, and consultants engaged by, public and private businesses in our target industries, investment bankers, attorneys and accountants, among others, with knowledge of these industries.

•

Technological Expertise — Technology Development, Investment and Management. Members of our management team, board of directors and advisory board have participated in building and applying new technologies that have impacted and driven the trends within our target sectors. Our collective experience spans the development of internet-based and facilities-based offerings in areas including VOIP, local exchange services, advanced cable services, digital TV and video on demand in the United States and Europe. We believe our knowledge and experience will assist in unlocking growth for potential business targets requiring new technology as well as those possessing new technology but who are unable to market it effectively.

•

Innovation, Strategic Planning and Business Development Experience. In a highly competitive marketplace, businesses that consistently outperform their peers frequently attribute that success to their ability to serve their customers in new and creative ways. In past endeavors the management team has demonstrated their ability to achieve high growth in the emerging businesses they managed, founded or acquired, including Time Warner Cable, RSL Communications, PSINet Europe and RSL Finland.

•

Operational Expertise — Realignment and Cost Management. Companies that grow quickly or experience a rapid change in their competitive landscape or in consumer habits may be burdened with inflated cost infrastructures. In addition, other businesses may have incomplete management teams or may require entirely new management to better execute a business plan. We believe our management team has experience in the implementation of operational improvements and in assessing management talent which is required to support the successful execution of a company’s business plan.

•

Financial Acumen — Corporate Finance and Transactional Expertise. We believe, given our management, board of directors and advisory board’s transactional experience and network of contacts within both the target industries and financial community, that a target business would benefit from our ability to identify, source, negotiate, structure and close strategic investments of all types, including “add-on” acquisitions, joint ventures and other strategic arrangements. Collectively, management and our directors have been involved in numerous transactions ranging in size from several million to hundreds of billions of dollars, including financing and strategic activity for RSL Communications, PSI Net, Time Warner Cable and Time Warner Inc.

•

Experienced Management, Board of Directors and Advisory Board. We believe that the experience our management, members of our board of directors and our advisory board bring will contribute to our success. Background information is included in this prospectus under “Management — Directors and Executive Officers.”

Effecting a Business Combination

          General

          We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering and the private placement as well as our existing cash, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering and the private placement are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

          We Have Not Identified a Target Business

          To date, we have not selected or made preliminary contacts with a target business. Subject to the limitations that a target business have a fair market value of 80.0% of our net assets at the time of such business acquisition (all of our assets, including the funds held in the trust account other than the deferred underwriting discount, less our liabilities), we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination.

          We do not intend to specifically target financially unstable, early stage or unestablished companies. However, to the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

          Sources of Target Businesses

          Through the experience of our management and directors, we believe that we have contacts and sources from which to generate acquisition opportunities. These contacts and sources include securities broker-dealers, investment bankers, business brokers, private equity and venture capital funds, private and public companies, bankers, attorneys, accountants and other members of the financial community. We expect that we may be contacted by unsolicited parties who become aware of our interest in prospective targets through press releases, word of mouth and media coverage, should these outlets develop but we have not been contacted by any such parties. We may pay finders’ fees or compensation to third parties which we would negotiate at the time for their efforts in introducing us to potential target businesses. Such payments, which are typically, although not always, calculated as a percentage of the dollar value of the transaction, could be paid to entities that we engage for this purpose or entities that approach us on an unsolicited basis. While payment of finders’ fees is customarily tied to completion of a transaction, we may pay fees to a finder whether or not a business combination is completed. We do not have any specific merger, capital stock exchange, stock purchase or asset acquisition, or other similar business combination under consideration and have not had any discussions, formal or otherwise, with respect to such a transaction. In no event will we pay any of our existing officers or directors or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination.

          Selection of a Target Business and Structuring of a Business Combination

          Subject to the requirement that our initial business combination must be with a target business or businesses with a fair market value that is at least 80.0% of our net assets at the time of such business acquisition (all of our assets, including the funds held in the trust account other than the deferred underwriting discount, less our liabilities), our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not established any specific criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management will consider, among other factors, the following:

•	financial condition and results of operation;

•	growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	barriers to entry into other industries;

•	stage of development of the products, processes or services;

•	degree of current or potential market acceptance of the products, processes or services;

•	proprietary features and degree of intellectual property or other protection of the products, processes or services;

•	regulatory environment of the industry; and

•	costs associated with effecting the business combination.

          These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which will be made available to us. We will also seek to have all prospective target businesses execute agreements with us waiving any right, title or claim to any monies held in the trust account. If any prospective target business refuses to execute such an agreement, it is unlikely that we would continue negotiations with such target business due to the possibility that such target business would seek to bring a claim against the trust account.

          The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. However, we will not pay any finder’s or consulting fees to our existing officers or directors, or any of their respective affiliates, for services rendered to or in connection with a business combination. In addition, none of our officers or directors will receive any finder’s fee, consulting fees or any similar fees from any person or entity in connection with any business combination involving us other than any compensation or fees that may be received for any services provided following such business combination.

          Fair Market Value of Target Business

          The initial target business that we acquire must have a fair market value equal to at least 80.0% of our net assets at the time of such business acquisition (all of our assets, including the funds held in the trust account other than the deferred underwriting discount, less our liabilities), although we may acquire a target business whose fair market value significantly exceeds 80.0% of our net assets at the time of such business acquisition (all of our assets, including the funds held in the trust account other than the deferred underwriting discount, less our liabilities). In order to consummate such an acquisition, we may issue a significant amount of debt or equity securities to the sellers of such business and/or seek to raise additional funds through an offering of our debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangements and have no current intention of doing so. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value (for example, if the financial analysis is too complicated for our board of directors to perform on its own or if our board of directors determines that outside expertise is necessary or helpful in conducting such analysis) or if we propose to engage in a transaction with an entity that is affiliated with one of our existing stockholders, we will obtain an opinion from an unaffiliated, independent investment banking firm, which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80.0% of our net assets at the time of such business acquisition (all of our assets, including the funds held in the trust account other than the deferred underwriting discount, less our liabilities), threshold, it is not anticipated that copies of the opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. If we do obtain such an opinion, we will provide details with respect to how the opinion may be obtained from us in the Current Report on Form 8-K that we will file to disclose our entering into the acquisition agreement.

          Lack of Business Diversification

          While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business or businesses, that satisfy the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is probable that we will have the ability to effect only a single business combination. Accordingly, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities, which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•

subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination; and

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

          Additionally, since our business combination may entail the simultaneous acquisitions of several assets or operating businesses at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their assets or closely related businesses is contingent upon the simultaneous closings of the other acquisitions.

          Limited Ability to Evaluate the Management of the Target Business

          Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the management of the target business will be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. Although we anticipate most of our officers and directors, particularly our chairman of the board and chief executive officer, to remain associated with us following a business combination, they do not intend to assume day-to-day operational management subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

          Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

          Opportunity for Stockholder Approval of Our Initial Business Combination

          Prior to the completion of our initial business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of our initial business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

          In connection with the vote required for our initial business combination, all of our existing stockholders have agreed to vote their shares of common stock then-owned by them in accordance with the majority of the shares of common stock voted by the public stockholders. We will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and only if public stockholders owning less than 20% of the shares sold in this offering both exercise their conversion rights and vote against the business combination. Voting against the combination alone will not result in conversion of shares into a pro rata share of the trust account.

          Conversion Rights

          At the time we seek stockholder approval of our initial business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual per-share conversion price will be equal to the amount in the trust account, (exclusive of the deferred underwriting discount), inclusive of any interest (net of taxes payable on the interest income of the funds held in the trust account calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. Without taking into account any interest earned on the trust account or taxes payable on such interest, the initial per-share conversion price would be $7.53, or $0.47 less than the per-unit offering price of $8.00. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. We will not complete any business combination if public stockholders owning 20.0% or more of the shares sold in this offering both exercise their conversion rights and vote against the business combination.

          The initial conversion price will be approximately $7.53 per share. As this amount is lower than the $8.00 per unit offering price and it may be less than the market price of the common stock on the date of the conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

          Plan of Dissolution and Distribution of Assets if No Business Combination

          We will promptly adopt a plan of distribution of our assets and initiate procedures for our dissolution if we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement is executed within 18 months after the consummation of this offering and the business combination relating thereto is not consummated within such 24-month period). Upon the approval by our stockholders of our dissolution and plan of distribution of assets, we will distribute our assets, including the trust account, and after reserving amounts sufficient to cover our liabilities and obligations and the costs of dissolution and distribute those assets solely to our public stockholders. We cannot assure you that third parties will not seek to recover from assets distributed to our public stockholders any amounts owed to them by us. Under the DGCL, our stockholders could be liable for any claims against the corporation to the extent of distributions received by them after dissolution.

          Our existing stockholders, including all of our officers and directors, have waived their rights to participate in any distributions occurring upon our failure to complete a business combination with respect to shares of common stock acquired by them prior to this offering, and have agreed to vote all of their shares in favor of our dissolution and our plan for the distribution of our assets. We estimate that, in the event we liquidate the trust account and distribute those assets to our public stockholders, each public stockholder will receive approximately $7.69 per share, without taking into account interest earned on the trust account. We expect that all costs associated with implementing our dissolution and plan for the distribution of our assets, including payments to any creditors, will be funded by the proceeds of this offering not held in the trust account, but if we do not have sufficient funds outside of the trust account for those purposes or to cover our liabilities and obligations, the amount distributed to our public stockholders may be less than $7.69 per share. We estimate that our total costs and expenses for implementing and completing our dissolution and stockholder-approved plan of distribution of our assets will be in the range of $50,000 to $75,000. This amount includes all costs and expenses relating to filing of our certificate of dissolution in the State of Delaware, the winding up of our company and the costs of a proxy statement and meeting relating to the approval by our stockholders of our plan of dissolution. While we believe that there should be sufficient funds available from the proceeds not held in the trust account to fund the $50,000 to $75,000 of expenses, Churchill Capital Partners LLC has agreed to pay the costs of our dissolution in the event our remaining assets outside the trust account are insufficient to pay those costs.

          The limitations on stockholder liability under the DGCL for claims against a dissolved corporation are determined by the procedures that a corporation follows for distribution of its assets following dissolution. If we complied with the procedures set forth in Sections 280 and 281(a) of the DGCL (which would include, among other things, a 60-day notice period during which any third-party claims can be brought against us, a 90-day period during which we may reject any claims brought, an additional 150-day waiting period before any liquidating distributions are made to stockholders, as well as review by the Delaware Court of Chancery) our stockholders would have no further liability with respect to claims on which an action, suit or proceeding is begun after the third anniversary of our dissolution. However, in accordance with our intention to make liquidating distributions to our stockholders as soon as reasonably possible after dissolution, our amended and restated certificate of incorporation provides that we must comply with Section 281(b) of the DGCL instead of Sections 280 and 281(a). Compliance with Section 281(b) does not require notice periods or court review. Under Section 281(b), we must adopt a plan of distribution that will provide for payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may subsequently be brought against us in the subsequent 10 years. Following our adoption of such a plan, we may promptly liquidate and distribute the trust account to our public stockholders. Regardless of whether a corporation dissolves in accordance with Sections 280 and 281(a) or Section 281(b), the liability of a stockholder of a dissolved corporation for a claim against the corporation is limited to such stockholder’s pro rata share of the claim, and can be no greater than the amount distributed to such stockholder in dissolution. However, because our amended and restated certificate of incorporation provides that we dissolve in accordance with Section 281(b) rather than Sections 280 and 280(a), any such liability of our stockholders could extend to claims for which an action, suit or proceeding is begun after the third anniversary of our dissolution.

Amended and Restated Certificate of Incorporation

          Our amended and restated certificate of incorporation sets forth certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•

upon consummation of this offering, $96.1 million (or a greater amount up to $105.6 million depending on the amount of the over-allotment option that is exercised, if any) of the proceeds from this offering and the private placement, and the deferred underwriting discount will be placed into the trust account, which funds may not be disbursed from the trust account except in connection with our initial business combination, upon our dissolution or as otherwise permitted in the amended and restated certificate of incorporation;

•	prior to the consummation of our initial business combination, we will submit such business combination to our stockholders for approval;

•

we may consummate our initial business combination only if approved by a majority of the shares of common stock voted by the public stockholders and only if public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights;

•

if our initial business combination is approved and consummated, public stockholders who voted against the business combination and exercised their conversion rights will receive their pro rata share of the trust account net of income taxes payable and the deferred underwriting discount;

•

if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, our corporate purposes and powers will immediately thereupon be limited to acts and activities relating to dissolving and winding up our affairs, including distribution of our assets, and we will not be able to engage in any other business activities;

•

our board of directors will be required to adopt, within 15 days after the expiration of the allotted time periods, a resolution pursuant to Section 275(a) of the Delaware General Corporation Law finding our dissolution advisable and provide notices to our stockholders as required by Section 275(a) as promptly thereafter as possible; and

•

we may not consummate our initial business combination unless it meets the conditions specified in this prospectus, including the requirement that the business combination be with an operating business whose fair market value is equal to at least 80.0% of our net assets at the time of such business acquisition (all of our assets, including the funds held in the trust account other than the deferred underwriting discount, less our liabilities).

          Our amended and restated certificate of incorporation requires that we obtain unanimous consent of our stockholders to amend the above-described provisions. However, the validity of unanimous consent provisions under Delaware law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ implicit rights to amend the corporate charter. In that case, the above-described provisions would be amendable without unanimous consent and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders, and we will not take any action to waive or amend any of these provisions.

Competition

          In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies seeking to carry out a similar business plan. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore:

•	our obligation to seek stockholder approval of our initial business combination or obtain necessary financial information may delay the completion of a transaction;

•

our obligation to convert into cash shares of common stock held by our public stockholders that vote against the business combination and exercise their conversion rights may reduce the resources available to us for a business combination;

•	our outstanding warrants and options, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and

•

the requirement to acquire an operating business that has a fair market value equal to at least 80.0% of our net assets at the time of such business acquisition (all of our assets, including the funds held in the trust account other than the deferred underwriting discount, less our liabilities), could require us to acquire the assets of several operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

          Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the U.S. public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

          If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

          We currently maintain our executive offices at 50 Revolutionary Road, Scarborough, New York 10510. The cost for this space is included in the $7,500 per-month fee which Churchill Capital Partners LLC charges us for general and administrative services pursuant to a letter agreement between us and Churchill Capital Partners LLC. We believe that, based on rents and fees for similar services in the New York, New York metropolitan area, the fee charged by Churchill Capital Partners LLC is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

          We have four officers, all of whom are also members of our board of directors. These individuals are not obligated to devote any specific number of hours to our business and intend to devote only as much time as they deem necessary to our business. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

          We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual quarterly and current reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, as amended, our annual reports will contain financial statements audited and reported on by our independent accountants.

          We will not acquire a target business if audited financial statements based on U.S. generally accepted accounting principles, or in lieu thereof, audited financial statements based upon the generally accepted accounting principles in the jurisdiction of formation or principal operation of the target business with a reconciliation to U.S. generally accepted accounting principles, cannot be obtained for the target business. Additionally, our management will provide stockholders with audited financial statements, prepared in accordance with generally accepted accounting principles, of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. Our management believes that the requirement of having available audited financial statements for the target business will not materially limit the pool of potential target businesses available for acquisition.

Legal Proceedings

          To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

Comparison to Offerings of Blank Check Companies

          The following table compares and contrasts the terms of our offering and the terms of an offering of a blank check company under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discount and underwriting expenses for the Rule 419 offering are the same as this offering. None of the terms of a Rule 419 offering will apply to this offering. The following table includes the proceeds from the private placement.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds

$96.1 million (or $105.6 million if the underwriter’s over-allotment option is exercised in full) of the net offering and private placement proceeds, including the deferred underwriting discount, will be deposited into a trust account at JPMorgan Chase Bank, NA maintained by JPMorgan Chase Bank, NA, acting as trustee.

$96.3 million (or $105.8 million if the underwriter’s over-allotment option is exercised in full) of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

The $96.1 million (or $105.6 million if the underwriter’s over-allotment option is exercised in full) of net offering and private placement proceeds held in trust will only be invested in U.S. “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having maturity of one hundred and eighty days or less.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business

The initial target business that we acquire must have a fair market value equal to at least 80.0% of our net assets at the time of such acquisition (all of our assets, including the funds held in the trust account other than the deferred underwriting discount, less our liabilities).

We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80.0% of the maximum offering proceeds.

Trading of securities issued	The units may commence trading on	No trading of the units or the under

	Terms of Our Offering	Terms Under a Rule 419 Offering

or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of (1) expiration or termination of the underwriter’s over-allotment option or (2) its exercise in full, subject in either case to our having filed a Form 8-K with audited financial statements with the SEC and having issued a press release announcing when such separate trading will begin. Following the date the common stock and warrants are eligible to trade separately (such common stock and warrants will be listed for trading on the American Stock Exchange), the units will continue to be listed for trading on the American Stock Exchange and any stockholder may elect to trade the common stock or warrants separately or as a unit.

lying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants

The warrants cannot be exercised until the later of the completion of a business combination and one year from the date of this prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor

We will give our stockholders the opportunity to vote on our initial business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.

A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be

	Terms of Our Offering	Terms Under a Rule 419 Offering

returned to all investors and none of the securities will be issued.

Business combination deadline

A business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a letter of intent or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period.

If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

Release of funds

Proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our dissolution upon our failure to effect a business combination within the allotted time. While we intend, in the event of our dissolution, to distribute funds from our trust account to our public stockholders as promptly as possible pursuant to our stockholder-approved dissolution and plan of distribution, the actual time at which our public stockholders receive their funds will be longer than the five business days required under Rule 419.

The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position

Itzhak Fisher	50	Chairman and Director
Christopher Bogart	40	Chief Executive Officer and Director
Elizabeth O’Connell	40	Chief Financial Officer and Director
Nir Tarlovsky	40	Executive Vice President, Business
		Development and Director
Shraga Brosh	52	Director
Gerhard Weisschädel	55	Director

          Itzhak Fisher has served as our executive Chairman and a director since our inception. Mr. Fisher is an active entrepreneur and private investor and, since 2000, has invested his own capital into a variety of ventures in the communications and technology sectors. He is a director and the executive Chairman of Neilsen BuzzMetrics, a subsidiary of VNU NV, an internet company that measures consumer-generated media on the internet for corporate clients. From 1994 until 2000, Mr. Fisher was the founder, Chairman and Chief Executive Officer of RSL Communications, Ltd. (NASDAQ: RSLC), a multinational telecommunications company. From 1992 until 1994, Mr. Fisher was the founder and general manager of Clalcom, an Israeli telecom company. From 1990 until 1992, Mr. Fisher was an executive at Bezeq, the Israeli incumbent postal service operator and telecom provider. Mr. Fisher is a former Treasurer of the Likud Party of Israel.

          Christopher Bogart has served as our Chief Executive Officer and a director since our inception. Mr. Bogart is a Managing Director of Glenavy Capital LLC, a private investment vehicle and merchant banking firm, a position he has held since June 2003, and a member of the advisory board of Neilsen BuzzMetrics, a subsidiary of VNU NV, an internet company that measures consumer-generated media on the internet for corporate clients. From 1998 until June 2003, Mr. Bogart held several senior executive positions at Time Warner Inc. (NYSE: TWX), including Executive Vice President & General Counsel, Time Warner Inc.; President and Chief Executive Officer, Time Warner Cable Ventures; and President and Chief Executive Officer, Time Warner Entertainment Ventures. Prior to joining Time Warner, Mr. Bogart was a litigator and antitrust lawyer with a practice focused on communications, technology and media at Cravath, Swaine & Moore.

          Elizabeth O’Connell, CFA, has served as our Chief Financial Officer and a director since our inception. Ms. O’Connell is also a Managing Director of Glenavy Capital LLC, a position she has held since June 2003. From 2001 to June 2003, Ms. O’Connell pursued personal and family interests. From 1999 until 2001, Ms. O’Connell was a director at Credit Suisse First Boston, specializing in equity capital markets transactions in the technology sector. From 1992 until 1999, Ms. O’Connell was an investment banker at Citigroup and its predecessor Salomon Brothers Inc, specializing from 1996 on in equity capital markets transactions in the communications sector.

          Nir Tarlovsky has served as our Executive Vice President, Business Development and director since our inception. Mr. Tarlovsky, who resides in Tel Aviv, Israel, has invested in a partnership with Mr. Fisher since 2000, serving as the managing partner overseeing all of their portfolio companies, including overseeing the acquisition, turnaround and sale of PSINet Europe, a major European data solutions provider. From 1995 to 2000, Mr. Tarlovsky served as Vice President, Business Development for RSL

Communications, Ltd. (NASDAQ: RSLC) where he oversaw investments in, and served as a director of deltathree, inc. (NASDAQ:DDDC) and telegate AG (Frankfurt: 511880). From 1992 to 1995 Mr. Tarlovsky was the Senior Economist at Clalcom.

          Shraga Brosh has served as a director since our inception. Mr. Brosh, who resides in Tel Aviv, Israel, is the President of the Manufacturers’ Association of Israel, the Chairman of the Federation of Israeli Economic Organizations/Chambers of Commerce, and the former Chairman of the Israel Export and International Cooperation Institute. Additionally, since 1977, Mr. Brosh has been the Chief Executive Officer of J. Brosh Marketing & Services Ltd., a diversified manufacturing concern headquartered in Israel.

          Gerhard Weisschädel has served as a director since our inception. Mr. Weisschädel, who resides in Switzerland, has been a partner at Invision, a private equity firm, since 2005. From 2000 until 2005, Mr. Weisschädel was a Managing Director of Veronis Schuler Stevenson, a private equity firm, and during that time served as Chief Executive Officer of Mediatel Holding (YBR Group), a European yellow pages firm. From 1995 until 2000, Mr. Weisschädel served as Chief Executive Officer of Deutsche Telekom Media and a Managing Director of Deutsche Telekom AG.

          Our board of directors consists of only one class of directors with each director elected for a one year term. These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition.

Advisory Board

          We also may consult, from time to time, with certain individuals whom we call our special advisors who have experience in the communications, media or technology industries. These advisors may assist us in our search for and evaluation of our target business and other matters relating to our operations. Currently we have one member of the advisory board who does not owe us any fiduciary duties with respect to the execution of his duties. Our current member of the advisory board is a stockholder of our company. No compensation of any kind, including finder’s and consulting fees, will be paid by us to any of our special advisors, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination. Our current advisor is as follows:

          Thomas Baxter has served as a member of the advisory board since our inception. Mr. Baxter is a private investor. From October 2001 until January 2005, Mr. Baxter served as President of Time Warner Cable, a division of Time Warner Inc. (NYSE: TWX). From 2000 to January 2001, Mr. Baxter was the President and Chief Executive of Audible, Inc. (NASDAQ: ADBL), an internet company focused on audio programming. From 1998 until 2000, Mr. Baxter was an operating partner at Evercore Partners, an investment banking and private equity firm. From 1989 until 1998, Mr. Baxter was the President of Comcast Cable. Mr. Baxter is also a director of Dycom Industries Inc. (NYSE: DY), a provider of specialty contracting services to the telecommunications industry.

Director Independence

          Our board of directors has determined that Messrs. Brosh and Weisschädel are “independent directors” as defined in Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and as defined by the rules of the American Stock Exchange.

Audit Committee

          Our audit committee currently consists of Messrs. Brosh and Weisschädel and Ms. O’Connell.

          The audit committee reviews the professional services and independence of our independent registered public accounting firm and our accounts, procedures and internal controls. The audit committee also selects the firm that will serve as our independent registered public accounting firm, reviews and approves the scope of the annual audit, reviews and evaluates with the independent public accounting firm our annual audit and annual consolidated financial statements, reviews with management the status of internal accounting controls, evaluates problem areas having a potential financial impact on us that may be brought to the committee’s attention by management, the independent registered public accounting firm or the board of directors and evaluates all of our public financial reporting documents.

Financial Experts on Audit Committee

          As soon as practicable after the successful consummation of a business combination, we intend to have the audit committee composed entirely of “independent” directors. Each of the members of the audit committee are “financially literate” as defined under the American Stock Exchange listing standards. The American Stock Exchange listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

          In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Mr. Weisschädel and Ms. O’Connell satisfy the American Stock Exchange’s definition of financial sophistication and also qualify as an “audit committee financial expert,” as defined under rules and regulations of the Securities and Exchange Commission.

Nominating and Compensation Committee

          Prior to the consummation of this offering, we will establish a nominating and compensation committee of the board of directors. This committee will be responsible for overseeing the selection of persons to be nominated to serve on our board of directors and for recommending the compensation of our executive officers.

          We presently intend that the nominating and compensation committee will consist of Messrs. Brosh and Weisschädel, each of whom is an independent director under the American Stock Exchange listing standards.

Guidelines for Selecting Director Nominees

          We will establish guidelines for selecting nominees that generally provide that persons to be nominated should be actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business endeavors, be willing to devote significant time to the oversight duties of the board of directors of a public company and be able to promote a diversity of views based on the person’s education, experience and professional employment.

Code of Conduct and Ethics

          We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable Federal securities laws. The Code of Conduct and Ethics is filed as an exhibit hereto.

Executive Compensation

          No executive officer has received any cash compensation for services rendered. Other than the $7,500 monthly fee described above that we pay to Churchill Capital Partners LLC, our principal stockholder, for providing us with office space and certain office and administrative services, no compensation of any kind, including finder’s and consulting fees, will be paid by us or any other entity to any of our existing stockholders, our directors, our advisors or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, we will reimburse such persons for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

Conflicts of Interest

          Potential investors should be aware of the following potential conflicts of interest:

•

none of our officers and directors are required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

•

in the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a more complete description of our management’s other affiliations, see the previous section entitled “Directors and Executive Officers.”

•

our officers and directors are currently, and may in the future become, affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us. For example, our executive officers, in addition to being stockholders of Neilsen BuzzMetrics are actively involved in the operational and transactional activities of Neilsen BuzzMetrics. Itzhak Fisher, our Chairman and a Director, is a director and the executive chairman of Neilsen BuzzMetrics, Christopher Bogart, our Chief Executive Officer and a Director, is a member of the advisory board of Neilsen BuzzMetrics, Elizabeth O’Connell, our Chief Financial Officer and a Director, advises Neilsen BuzzMetrics in an unofficial capacity and Nir Tarlovsky, our Executive Vice President, Corporate Development and a Director advises Neilsen BuzzMetrics in an unofficial capacity. For background information of our officers and directors, see the previous section entitled “Directors and Executive Officers.”

•	since our directors own shares of our common stock that will become transferable only if a business combination is completed and warrants that will expire worthless if a business combination is not consummated, our directors may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. Additionally, they may enter into consulting or employment agreements with the company as part of a business combination.

•

the personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business and completing a business combination in a timely manner. These interests may include their equity interests in the company, reimbursements for expenses to the extent we have access to insufficient proceeds outside of the trust account for such reimbursement and any interest in employment with potential target businesses.

•	directors and officers will receive reimbursement for out-of-pocket expenses incident to the offering and identifying and investigating a suitable business combination.

•	we may enter into a business combination with an entity affiliated with one of our officers and directors.

          In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

          Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

          Each of our officers and directors has certain pre-existing fiduciary obligations to other entities that may cause him to have conflicts of interest in determining to which entity he presents a specific business opportunity. To the extent that one of our officers or directors identifies a business opportunity that may be suitable for an entity that he has a pre-existing fiduciary obligation to, he may honor his pre-existing fiduciary obligation to that entity. Accordingly, he may not present opportunities to us that otherwise may be attractive to such entity unless it has declined to accept such opportunities.

          In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock then owned by them in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering and voted in connection with our initial business combination. In addition, they have agreed to waive their respective rights to conversion of their shares in connection with the vote on our initial business combination and to participate in any distribution, but only with respect to those shares of common stock acquired by them prior to this offering including shares underlying the units acquired in the private placement.

          To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity, which is affiliated with any of our existing stockholders, officers or directors unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view.

PRINCIPAL STOCKHOLDERS

          The following table sets forth information regarding the beneficial ownership of our common stock as of July 10, 2006, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming no purchase of units in this offering) and the private placement, by:

•	each beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

          Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock
			Before Offering	After Offering(1)

Itzhak Fisher	3,660,000	(2)	97.6	22.5
155 W 70th Street
New York, NY 10023
Christopher P. Bogart	3,660,000	(3)	97.6	22.5
50 Revolutionary Road
Scarborough, NY 10510
Elizabeth O’Connell	3,660,000	(4)	97.6	22.5
50 Revolutionary Road
Scarborough, NY 10510
Nir Tarlovsky	3,660,000	(5)	97.6	22.5
8 Hamenofim Street
Herzelia Pituch, Israel
Shraga Brosh	30,000		0.8	0.2
39 Mazada St
Ramat-Gan, Israel
Gerhard Weisschädel	30,000		0.8	0.2
Dolderstrasse 87A, CH-Zurich
All directors and executive officers as a group (6 individuals)	3,720,000		99.2	22.9

(1)

Assumes the sale of 12,500,000 units in this offering but not (a) the exercise of (i) the 12,500,000 warrants to purchase our common stock included in such units or (ii) the underwriter’s over-allotment option, or (b) the purchase by any beneficial owner of shares in the offering or aftermarket.

(2)

Represents 3,660,000 shares of common stock beneficially owned by Churchill Capital Partners LLC of which Pereg Hill LLC, a Delaware limited liability company beneficially owned by Mr. Fisher is a member. Pereg Hill LLC shares voting and dispositive power over such common stock with the other members of Churchill Capital Partners LLC.

(3)

Represents 3,660,000 shares of common stock beneficially owned by Churchill Capital Partners LLC of which Churchill Glenavy Holdings LLC, a Delaware limited liability company beneficially owned by Mr. Bogart and Ms. O’Connell, and The CHV Bogart Family Trust, of which Mr. Bogart is the grantor, are members. Churchill Glenavy Holdings LLC and The CHV Bogart Family Trust share voting and dispositive power over such common stock with the other members of Churchill Capital Partners LLC.

(4)

Represents 3,660,000 shares of common stock beneficially owned by Churchill Capital Partners LLC of which Churchill Glenavy Holdings LLC, a Delaware limited liability company beneficially owned by Mr. Bogart and Ms. O’Connell are members. Churchill Glenavy Holdings LLC shares voting and dispositive power over such common stock with the other members of Churchill Capital Partners LLC.

(5)

Represents 3,660,000 shares of common stock beneficially owned by Churchill Capital Partners LLC of which Mr. Tarlovsky is a member. Mr. Tarlovsky shares voting and dispositive power over such common stock with the other members of Churchill Capital Partners LLC.

          The Operating Agreement of Churchill Capital Partners LLC contains provisions (i) requiring supermajority consent of its members to certain votes and other actions by such limited liability company as a holder of our securities, including with respect to mergers, consolidations, sales of material assets, liquidation, dissolution, issuance of debt and equity securities, election and removal of directors, and proposed transactions between us and members of such limited liability company or certain of their affiliates, (ii) providing for the expulsion or withdrawal of one or more members upon the occurrence of certain events, and (iii) regarding the contribution by its members and certain of their affiliates of any of our securities or options to acquire our securities that may from time to time be granted to or held by such members or such affiliates, other than as members of the limited liability company.

          Immediately after the completion of the offering and the private placement, our existing stockholders (who include all of our officers, directors and advisor) collectively will beneficially own 23.1% of the then issued and outstanding shares of our common stock (assuming none of them purchases any units in this offering). As a result, our existing stockholders may be able to effectively exercise control over all matters requiring approval by our stockholders, other than approval of our initial business combination.

          All of the shares of our common stock and warrants outstanding prior to the date of this prospectus will be subject to lock-up agreements restricting their sale or other transfer until the earliest of:

•	one year following the date of the business combination;

•	our dissolution; or

•

the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

          The shares and warrants included in the units purchased in the private placement will be subject to the same lock-up restrictions, except that the lock-up period will end upon consummation of our initial business combination.

          During the applicable lock-up period, the holders of these units will not be able to sell or transfer their securities including the shares and warrants comprising the units except (i) to their affiliated companies, (ii) by gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is a member of the holder’s immediate family, an affiliate of the holder or to a charitable organization, (iii) by virtue of the laws of descent and distribution upon death of the holder, (iv) pursuant to a qualified domestic relations order, or (v) in the event of our dissolution prior to our initial business combination or the consummation of a liquidation, merger, capital stock exchange, stock purchase, asset acquisition or other similar transaction which results in all our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating an initial business combination with a target business; provided, however, that the permissive transfers pursuant to clauses (i) – (iv) may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of the lock-up agreement, including with respect to the voting requirements pertaining to the shares and units held by our existing stockholders. The holders of these units will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be subject to the lock-up restrictions. If we are unable to effect a business combination and dissolve, none of our existing stockholders will receive any portion of the distribution proceeds with respect to common stock owned by them prior to the date of this prospectus.

          The common stock and warrants comprising the units sold in this offering will begin separate trading five business days following the earlier to occur of (1) expiration or termination of the underwriter’s over-allotment option or (2) its exercise in full, subject in either case to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin. In no event will the common stock and warrants begin to trade separately until we have filed a Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

          Messrs. Bogart, Fisher and Tarlovsky and Ms. O’Connell may be deemed to be our “promoters,” as defined under the Federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

          On July 6, 2006, we issued 3,160,000 units to Churchill Capital Partners LLC for $15,800 in cash, at an average purchase price of approximately $0.005 per unit. Messrs. Bogart, Fisher and Tarlovsky and Ms. O’Connell are the ultimate beneficial owners of Churchill Capital Partners LLC.

          On July 6, 2006, we issued 30,000 units to each of Messers. Baxter, Brosh and Weisschädel for $150 in cash, at an average purchase price of approximately $0.005 per unit.

          The holders of the majority of these shares are entitled to make up to two demands that we register the resale of their shares and warrants and shares underlying the warrants. The holders of the majority of these shares may elect to exercise these registration rights at any time after completion of our initial business combination, subject to the transfer restrictions imposed by the lock-up agreements. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to completion of our initial business combination, subject to transfer restrictions imposed by the lock-up agreements. We will bear the expenses incurred in connection with the filing of any such registration statements.

          As part of this offering, our friends, employees and directors may purchase up to an aggregate of 600,000 units at the initial public offering price through a directed unit program. For a more complete discussion of the directed unit program, see the section below entitled “Underwriting.”

          Mr. Bogart, our Chief Executive Officer and a Director, and Ms. O’Connell, our Chief Financial Officer and a Director, are husband and wife.

          We have agreed to pay to Churchill Capital Partners LLC, our principal stockholder, a monthly fee of $7,500 for general and administrative services including office space, utilities and administrative support. We will pay Churchill Capital Partners LLC the $7,500 fee each month until the earlier of (i) the completion of our initial business combination and (ii) our dissolution. The arrangement with Churchill Capital Partners LLC is solely for our benefit and is not intended to provide any of our officers or directors with compensation in lieu of a salary. We believe that, based on rents and fees for similar services in the New York, New York metropolitan area, the fee charged by Churchill Capital Partners LLC is at least as favorable as we could have obtained from an unaffiliated person. However, as our directors may not be deemed “independent,” we did not have the benefit of disinterested directors approving this transaction.

          Churchill Capital Partners LLC has advanced $240,000 to us as of the date of this prospectus to cover expenses related to this offering. The loan will be due and payable on the consummation of this offering. We intend to repay this loan from the net proceeds of this offering not being placed in the trust account.

          We will reimburse our officers and directors and their respective affiliates for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of such out-of-pocket expenses that are reimbursable by us, which will be reviewed only by our audit committee or a court of competent jurisdiction if such reimbursement is challenged.

          Other than the $7,500 per-month administrative fee described above and reimbursable out-of-pocket expenses payable to our officers, directors and advisory board members, no compensation or fees of any kind, including finder’s and consulting fees, will be paid by us or any other person or entity to any of our stockholders, officers, directors, advisory board members or their affiliated entities prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

DESCRIPTION OF SECURITIES

General

          We are authorized to issue 250,000,000 shares of common stock, par value $0.001 per share, and 25,000,000 shares of preferred stock, par value $0.001 per share. As of the date of this prospectus, 3,250,000 shares of common stock are outstanding, held by four record holders. No shares of preferred stock are currently outstanding.

Units

          Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock at a price of $6.00. The common stock and warrants comprising the units sold in this offering will begin separate trading five business days following the earlier to occur of (1) expiration or termination of the underwriter’s over-allotment option or (2) its exercise in full, subject in either case to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin. In no event will the common stock and warrants begin to trade separately until we have filed a Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after consummation of this offering which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

          Notwithstanding the preceding paragraph, on July 6, 2006, we issued 3,160,000 units to Churchill Capital Partners LLC for $15,800 in cash, at an average purchase price of approximately $0.005 per unit. Messrs. Bogart, Fisher and Tarlovsky and Ms. O’Connell are the beneficial owners of Churchill Capital Partners LLC. We also issued, on July 6, 2006, 30,000 units to each of Messers. Baxter, Brosh and Weisschädel for $150 in cash, at an average purchase price of approximately $0.005 per unit.

Common Stock

          Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock then-owned by them in accordance with the majority of the shares of our common stock voted by our public stockholders. Our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

          We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering both exercise their conversion rights discussed below and vote against the business combination. Voting against the business combination alone will not result in conversion of a stockholder’s shares for a pro rata share of the trust account. Such stockholder must have also exercised its conversion rights.

          Our board of directors has one class. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

          If we are forced to dissolve prior to a business combination, our public stockholders are entitled to share ratably in the funds then in the trust account, inclusive of any interest, and any net assets remaining available for distribution to them after payment of liabilities, including taxes. Our existing stockholders have agreed to waive their rights to share in any distribution with respect to common stock owned by them prior to the offering or acquired in the private placement if we are forced to dissolve.

          Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

          Our amended and restated certificate of incorporation authorizes the issuance of 25,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

          As of the date of this prospectus there are 3,250,000 warrants outstanding, excluding the warrants to be issued as part of the private placement. Each outstanding warrant and each warrant to be issued in this offering and in the private placement as part of a unit entitle the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; and

•	one year from the date of this prospectus.

          The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City local time. The warrants owned by our current stockholders prior to this offering are subject to the further restriction that they may not be exercised until the closing price of our shares of common stock is at least $11.50 for five consecutive trading days. Warrants purchased by our current stockholders in the private placement, this offering or the aftermarket will not be subject to this restriction.

          We may call the warrants, except those owned by our current stockholders prior to this offering, for redemption at any time after the warrants become exercisable:

•	in whole and not in part,

•	at a price of $0.01 per warrant at any time after the warrants become exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder, and

•

if, and only if, the reported last sale price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

          We have established this last criterion to provide warrant holders with a premium to the initial warrant exercise price as well as a degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption. However, there is no assurance that the price of the common stock will exceed $11.50 or the warrant exercise price after the redemption call is made.

          The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

          The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

          The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

          No warrants will be exercisable and we will not be obligated to issue shares of common stock unless, at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to cash settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws.

          No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

          Prior to the completion of this offering, we will sell to Churchill Capital Partners LLC, our principal stockholder, 500,000 units at a price of $8.00 per unit in a private placement. The units to be purchased in the private placement will be identical to those sold in this offering, and the warrants forming part of the units will be identical to those sold in this offering. However, Churchill Capital Partners LLC has agreed that it will not sell or otherwise transfer the shares and warrants comprising such units until after we consummate a business combination and will waive its rights to convert such shares in connection with our initial business combination or receive any proceeds upon our dissolution with respect to such shares in the event we fail to consummate a business combination. We have agreed to file a registration statement upon the request of our existing stockholders that will cover the resale of the shares of common stock and warrants issued in the private placement and the shares of common stock that are issuable upon exercise of the warrants.

Dividends

          We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

          The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Shares Eligible for Future Sale

          Immediately after this offering, we will have 16,250,000 shares of common stock outstanding, or 17,500,000 shares if the underwriter’s over-allotment option is exercised in full. Of these shares, the 12,500,000 shares sold in this offering, or 13,750,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 3,750,000 shares are restricted securities under Rule 144 because they were issued in private transactions not involving public offerings. None of those shares will be eligible for sale under Rule 144 prior to July 6, 2007. Notwithstanding this, none of those shares will be transferable for a period of one year from the date of the closing of our initial business combination (except shares purchased in the private placement which will be transferable upon consummation of a business combination) and will be released from such transfer restrictions prior to such dates only under limited circumstances such as our dissolution prior to a business combination or the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

Rule 144

          In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•

1% of the number of shares of common stock then outstanding, which will equal 162,500 shares immediately after this offering (or 171,500 shares if the underwriter exercises its over-allotment option); and

•

if the common stock is listed on a national securities exchange or the Nasdaq Stock Market, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

          Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

          Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell his or her shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

          The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as “underwriters” under the Securities Act when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration Rights

          The holders of our 3,750,000 issued and outstanding shares prior to the completion of this offering, including the investor in the private placement, are entitled to registration rights covering the resale of their shares and the resale of their warrants and shares acquired upon exercise of their warrants. The holders of the majority of these shares are entitled to make up to two demands that we register their shares, warrants and shares that they are entitled to acquire upon the exercise of warrants. The holders of the majority of these shares can elect to exercise these registration rights at any time after the consummation of our initial business combination, subject to the transfer restrictions imposed by the lock-up agreements. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these securities are released from the restrictions imposed by the lock-up agreements. We will bear the expenses incurred in connection with the filing of any such registration statements. Pursuant to the registration rights agreement, these stockholders waive any claims to monetary damages for any failure by us to comply with the requirements of the registration rights agreement.

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement, the underwriter named below, Deutsche Bank Securities Inc., has agreed to purchase from us the following number of units at a public offering price less the underwriting discount and commission set forth on the cover page of this prospectus:

Underwriter	Number of Units

Deutsche Bank Securities Inc.	12,500,000

Total	12,500,000

          The underwriting agreement provides that the obligation of the underwriter to purchase all of the units being offered to the public is subject to specific conditions, including the absence of any material adverse change in our business or in the financial markets and the receipt of certain legal opinions, certificates and letters from us, our counsel and the independent auditors. Subject to the terms of the underwriting agreement, the underwriter will purchase all of the units being offered to the public, other than those covered by the over-allotment option described below, if any of these units are purchased.

          We have been advised by the underwriter that the underwriter proposes to offer the units to the public at the public offering price set forth on the cover of this prospectus and to dealers at a price that represents a concession not in excess of $______ per unit under the public offering price. The underwriter may allow, and these dealers may re-allow, a concession of not more than $_______ per unit to other dealers. After the initial public offering, the underwriter may change the offering price and other selling terms.

          We have granted to the underwriter an option, exercisable not later than 30 days after the effective date of the registration statement, to purchase up to 1,250,000 additional units at the public offering price less the underwriting discount and commissions set forth on the cover of this prospectus. The underwriter may exercise this option only to cover over-allotments made in connection with the sale of the units offered by this prospectus. To the extent that the underwriter exercises this option, the underwriter will become obligated, subject to conditions, to purchase these additional units. We will be obligated, pursuant to the option, to sell these additional units to the underwriter to the extent the option is exercised. If any additional units are purchased, the underwriter will offer the additional units on the same terms as those on which the other units are being offered hereunder.

          The underwriting discount and commission are 7% of the initial public offering price. We have agreed to pay the underwriter the discount and commission set forth below, assuming either no exercise or full exercise by the underwriter of the underwriter’s over-allotment option.

	Without Exercise	Full Exercise

Per Unit	$0.56	$0.56
Total	$7,000,000	$7,700,000

          Upon the consummation of a business combination, the underwriter will be entitled to receive that portion of the proceeds attributable to the underwriter’s discount held in the trust account. If we are unable to consummate a business combination and the trustee is forced to liquidate the trust account, the underwriter has agreed that: (i) it will forfeit any rights to or claims against such proceeds and (ii) the proceeds attributable to the underwriter’s discount will be distributed on a pro-rata basis among the public shareholders along with any interest accrued thereon.

Directed Unit Program

          At our request, the underwriter has reserved up to 600,000 of the units for sale at the initial public offering price through a directed unit program to persons who are friends, directors or officers of the company. The number of units available for sale to the public will be reduced by the number of directed units purchased by participants in the program. Any directed units not purchased will be offered by the underwriter to the public on the same basis as all other units offered. We have agreed to indemnify the underwriter against certain liabilities and expenses, including liabilities under the Securities Act of 1933, as amended, in connection with the sales of the directed units.

Pricing of this Offering

          Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriter. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

          However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriter is unable to compare our financial results and prospects with those of public companies operating in the same industry.

Price Stabilization and Short Positions

          In order to facilitate the offering of our units, the underwriter may engage in transactions that stabilize, maintain, or otherwise affect the market price of our units. Specifically, the underwriter may over-allot units in connection with this offering, thus creating a short sales position in our units for their own account. A short sales position results when the underwriter sells more units than the underwriter is committed to purchase. A short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are sales made for an amount not greater than the underwriter’s over-allotment option to purchase additional units in the offering described above. The underwriter may close out any covered short position by either exercising its over-allotment option or purchasing units in the open market. In determining the source of units to close out the covered short position, the underwriter will consider, among other things, the price of units available for purchase in the open market as compared to the price at which it may purchase units through the over-allotment option. Naked short sales are sales in excess of the over-allotment option. The underwriter will have to close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Accordingly, to cover these short sales positions or to stabilize the market price of our units, the underwriter may bid for, and purchase, units in the open market. These transactions may be effected on the American Stock Exchange or otherwise.

Other Terms

          Although we are not under any contractual obligation to engage the underwriter to provide any services for us after this offering, and have no present intent to do so, the underwriter may, among other things, introduce us to potential target acquisitions or assist us in raising additional capital, as needs may arise in the future. If the underwriter provides services to us after this offering, we may pay the underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriter and no fees for such services will be paid to the underwriter prior to the date which is 90 days after the effective date of the registration statement, unless the National Association of Securities Dealers determines that such payment would not be deemed underwriter’s compensation in connection with this offering.

Indemnification

          We have agreed to indemnify the underwriter against some liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriter may be required to make in this respect.

LEGAL MATTERS

          The validity of the securities offered in this prospectus is being passed upon for us by Reitler Brown & Rosenblatt LLC, New York, New York. Bingham McCutchen LLP is acting as counsel for the underwriter in this offering.

EXPERTS

          The financial statements included in this prospectus and in the registration statement have been audited by Eisner LLP, independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report referred to above are included in reliance upon their report given upon the authority of Eisner LLP as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

          We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov, which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

FINANCIAL STATEMENTS

Churchill Ventures Ltd.
(a corporation in the development stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors and Stockholders
Churchill Ventures Ltd.

          We have audited the accompanying balance sheet of Churchill Ventures Ltd., a corporation in the development stage, (the Company) as of July 6, 2006, and the related statements of operations, stockholders’ equity and cash flows for the period June 26, 2006 (inception) to July 6, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

          We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Churchill Ventures Ltd. as of July 6, 2006, and the results of its operations and its cash flows for the period June 26, 2006 (inception) to July 6, 2006 in conformity with accounting principles generally accepted in the United States of America.

          The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has generated a net loss, has a working capital deficiency and has no operations. This raises substantial doubt about the Company’s ability to continue as a going concern. As discussed in Note 1, the Company is in the process of raising capital through a proposed offering. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Eisner LLP

New York, New York
July 11, 2006

Churchill Ventures Ltd.
(a corporation in development stage)
Balance Sheet
July 6, 2006

Assets
Current asset - Cash	$166,250
Deferred offering costs	114,000

Total assets	$280,250

Liabilities and Stockholders’ Equity
Current liabilities:
Accrued expenses	$25,000
Note payable to affiliate	240,000

Total current liabilities	265,000

Commitments and contingencies

Stockholders equity
Preferred stock, $0.001 par value, 25,000,000 shares authorized; none issued and outstanding	$—
Common Stock, $0.001 par value, 250,000,000 shares authorized; 3,250,000 shares issued and outstanding	3,250

Additional paid-in capital	13,000

Deficit accumulated during the development stage	(1,000)

Total stockholder’s equity	15,250

Total liabilities and stockholders’ equity	$280,250

The accompanying notes are an integral part of the financial statements.

Churchill Ventures Ltd.
(a corporation in development stage)
Statement of Operations
For the period from June 26, 2006 (inception) to July 6, 2006

Formation and operating costs	$1,000

Net loss	$(1,000)

Basic and diluted net loss per share	$(0.00)

Weighted average shares outstanding – basic and diluted	3,250,000

The accompanying notes are an integral part of the financial statements.

Churchill Ventures Ltd.
(a corporation in development stage)
Statement of Stockholders’ Equity
For the period from June 26, 2006 (Inception) to July 6, 2006

				Deficit Accumulated During the Development Stage
	Common Stock
			Add’l Paid-		Stockholders’
	Shares	Amount	In Capital		Equity

Initial capital from founding stockholders for cash	3,250,000	$3,250	$13,000		$16,250

Net (loss) during the development stage	—	—	—	$(1,000)	(1,000)

Balance at July 6, 2006	3,250,000	$3,250	$13,000	$(1,000)	$15,250

The accompanying notes are an integral part of the financial statements.

Churchill Ventures Ltd.
(a corporation in development stage)
Statement of Cash Flows
For the period from June 26, 2006 (Inception) to July 6, 2006

Cash flows from operating activities
Net (loss)	$(1,000)
Adjustments to reconcile net loss to net cash used in operating activities
Change in accrued expenses	25,000

Net cash provided by operating activities	24,000

Cash flows from financing activities
Proceeds from note payable to affiliate	240,000
Proceeds from sale of units	16,250
Deferred offering costs	(114,000)

Net cash provided by financing activities	142,250

Net increase in cash	166,250

Cash beginning of period	—

Cash end of period	$166,250

The accompanying notes are an integral part of the financial statements.

CHURCHILL VENTURES LTD.
(a corporation in development stage)

Notes to Financial Statements

Note 1 — Organization and Nature of Business Operations

          Churchill Ventures Ltd. (the “Company”) is a blank check company incorporated on June 26, 2006 for the purpose of effecting a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination with an unidentified operating business in the communications, media or technology industries.

          At July 6, 2006, the Company had not commenced any operations. All activity through July 6, 2006 relates to the Company’s formation and of the proposed public offering described below. The Company has selected December 31 as its fiscal year end.

          The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (“Proposed Offering”) which is discussed in Note 3. The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of the Proposed Offering are intended to be applied toward consummating a business combination with an operating company in the communications, media or technology industries. As used herein, a “Business Combination” shall mean the acquisition of one or more businesses that at the time of the Company’s initial business combination has a fair market value of at least 80.0% of the Company’s net assets (all of the Company’s assets, including the funds held in the trust account excluding deferred underwriting discount of $2 million or $2.2 million if the over-allotment option is exercised in full).

          Upon closing of the Proposed Offering, approximately 96.1% of the proceeds ($96.1 million, or $105.6 million if the over-allotment option is exercised in full) of this offering will be placed in a trust account invested until the earlier of (i) the consummation of the Company’s first Business Combination or (ii) the dissolution of the Company. The proceeds in the trust account include the deferred underwriting discount of $2 million ($2.2 million if the over-allotment option is exercised in full) that will be released to the underwriter on completion of a Business Combination. The remaining proceeds outside of the trust account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Interest earned on assets held in the trust account will remain in the trust.

          The Company will seek stockholder approval before it will effect any Business Combination, even if the Business Combination would not ordinarily require stockholder approval under applicable state law. In connection with the stockholder vote required to approve any Business Combination, the Company’s existing stockholders including all of the Company’s officers, directors and advisors have agreed to vote the shares of common stock then-owned by them in accordance with the majority of the shares of common stock voted by the Public Stockholders. “Public Stockholders” is defined as the holders of common stock sold as part of the units in the Proposed Offering or in the aftermarket. The Company will proceed with a Business Combination only if a majority of the shares of common stock voted by the Public Stockholders are voted in favor of the Business Combination and Public Stockholders owning less than 20% of the shares sold in the Public Offering exercise their conversion rights. If a majority of the shares of common stock voted by the Public Stockholders are not voted in favor of a proposed initial

CHURCHILL VENTURES LTD.
(a corporation in development stage)

Notes to Financial Statements — (Continued)

Business Combination but 18 months has not yet passed since closing of the Proposed Offering (or within 24 months from the consummation of the Proposed Offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of the Proposed Offering and the Business Combination has not yet been consummated within such 18 month period), the Company may combine with another Target Business meeting the fair market value criterion described above.

          Public Stockholders voting against a Business Combination will be entitled to convert their stock into a pro rata share of the total amount on deposit in the trust account, before payment of underwriting discount and commissions and including any interest earned on their portion of the trust account, net of income taxes payable thereon and net of the underwriting discount, if a Business Combination is approved and completed. Public Stockholders who convert their stock into their share of the trust account will continue to have the right to exercise any Warrants they may hold.

          The Company will dissolve and promptly distribute only to its Public Stockholders the amount in the trust account, less any income taxes payable on interest income, plus any remaining net assets if the Company does not effect a Business Combination within 18 months after consummation of the Proposed Offering (or within 24 months from the consummation of the Proposed Offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of the Proposed Offering and the Business Combination has not yet been consummated within such 18 month period.) In the event of dissolution, it is likely that the per share value of the residual assets remaining available for distribution (including trust account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the units to be offered in the Proposed Offering discussed in Note 3.)

Note 2 — Summary of Significant Accounting Policies

Loss per Common Share

          Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period.

Use of Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

          Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

CHURCHILL VENTURES LTD.
(a corporation in development stage)

Notes to Financial Statements — (Continued)

The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards and temporary differences, aggregating approximately $350. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at July 6, 2006.

          The effective tax rate differs from the statutory rate of 35% due to the increase in the valuation allowance.

Deferred offering costs

          The costs associated with the Company’s proposed initial public offering have been recorded as deferred offering costs and will reduce additional paid in capital if the offering is successful. Should the offering not be consummated, the deferred offering costs will be recognized as a charge to operations.

Note 3 — Proposed Public Offering

          The Proposed Offering calls for the Company to offer for public sale 12,500,000 units (“Units”) at a price of $8.00 per unit. Each Unit consists of one share of the Company’s common stock, $0.001 par value, and one warrant. Each warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing the later of the completion of a Business Combination with a Target Business or one year from the date of this prospectus and expiring four years from the date of this prospectus, unless earlier redeemed. The warrants will be redeemable at the Company’s option, at a price of $0.01 per warrant upon 30 days’ written notice after the warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given.

Note 4 — Note Payable to Affiliate and Related Party Transactions

          The Company issued an aggregate $240,000 unsecured promissory note to Churchill Capital Partners LLC on July 6, 2006. The note is non-interest bearing and is payable on the consummation of the offering by the Company. Due to the short-term nature of the note, the fair value of the note approximated its carrying amount. As of July 6, 2006, Churchill Capital Partners LLC and the Company’s outside directors owned all of the outstanding equity interests in the Company.

          The Company has agreed to pay up to $7,500 a month in total for office space and general and administrative services to Churchill Capital Partners LLC. Services will commence on the effective date of the offering and will terminate upon the earlier of (i) the completion of the Company’s Business Combination, or (ii) the Company’s dissolution.

          Churchill Capital Partners LLC, the Company’s principal stockholder, has agreed to purchase an aggregate of 500,000 Units from the Company at a price of $8.00 per Unit for a total of $4,000,000 in a private placement prior to the completion of this offering. Churchill Capital Partners LLC has further agreed that it will not sell or transfer these shares and warrants comprising such Units until after the Company consummates a Business Combination.

CHURCHILL VENTURES LTD.
(a corporation in development stage)

Notes to Financial Statements — (Continued)

Note 5 — Units

          On July 6, 2006, Churchill Capital Partners LLC, the Company’s outside directors and its member of the advisory board, purchased 3,250,000 of the Company’s Units for an aggregate purchase price of $16,250. The Units are identical to those being sold in the Proposed Offering, except that the shares and warrants underlying the Units may not be transferred for one year following the Company’s Business Combination and the warrants underlying such Units may not be exercised until the closing price of the Company’s shares of common stock is at least $11.50 per share for five consecutive trading days.

Note 6 — Preferred Stock

          The Company is authorized to issue 25,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

TABLE OF CONTENTS		$100,000,000 CHURCHILL VENTURES LTD. 12,500,000 Units PROSPECTUS Deutsche Bank Securities [______________] [__], 2006
	Page

PROSPECTUS SUMMARY	2

SUMMARY FINANCIAL DATA	16

RISK FACTORS	17

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS	34

USE OF PROCEEDS	35

DILUTION	37

CAPITALIZATION	39

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	40

PROPOSED BUSINESS	42

MANAGEMENT	57

PRINCIPAL STOCKHOLDERS	63

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	66

DESCRIPTION OF SECURITIES	68

UNDERWRITING	73

LEGAL MATTERS	76

EXPERTS	76

WHERE YOU CAN FIND ADDITIONAL INFORMATION	76

FINANCIAL STATEMENTS	F-1

Until [_______], 2006, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

          The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

SEC Registration Fee	$20,598
NASD filing fee	$19,750
Accounting fees and expenses	$50,000
Printing and engraving expenses	$60,000
Legal fees and expenses	$250,000
American Stock Exchange Filing Fee	$65,000
Miscellaneous	$84,652	(1)

Total	$550,000

(1)

This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs, the annual fees charged by JPMorgan Chase Bank, NA for acting as trustee and the fees charged by Continental Stock Transfer & Trust Company for acting as transfer agent for the registrant’s common stock and for acting as warrant agent for the registrant’s warrants.

Item 14. Indemnification of Directors and Officers.

          Our amended and restated certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

          (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

          (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

          (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

          (e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

          (h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Ninth of our amended and restated certificate of incorporation provides:

          “The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

          Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriter and the Underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

During the past three years, we sold an aggregate of 3,250,000 units to Churchill Capital Partners LLC, our outside directors and the member of our advisory board without registration under the Securities Act pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*
3.1	Amended and Restated Certificate of Incorporation of the Registrant.
3.2	By-laws of the Registrant.
4.1	Specimen Unit Certificate. *
4.2	Specimen Common Stock Certificate. *
4.3	Specimen Warrant Certificate.*

4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
5.1	Opinion of Reitler Brown & Rosenblatt LLC*
5.2	Opinion of Bingham McCutchen LLP*
10.1	Form of Letter Agreement between the Registrant and the Registrant’s officers, directors and stockholders.
10.2	Form of Letter Agreement between the Registrant and Churchill Capital Partners LLC.
10.3	Form of Letter Agreement between the Registrant and the Advisor.
10.4	Subscription Agreement, dated as of July 6, 2006, between Churchill Capital Partners LLC and the Registrant.
10.5	Subscription Agreement, dated as July 6, 2006, between Tom Baxter and the Registrant.
10.6	Subscription Agreement, dated as of July 6, 2006, between Shraga Brosh and the Registrant.
10.7	Subscription Agreement, dated as of July 6, 2006, between Gerhard Weisschädel and the Registrant.
10.8	Form of Investment Management Trust Agreement between JPMorgan Chase Bank, NA and the Registrant. *
10.9	Letter Agreement between Churchill Capital Partners LLC and Registrant regarding administrative support.
10.10	Promissory Note, dated July 6, 2006 in the principal amount of $240,000 issued by the Registrant to Churchill Capital Partners LLC.
10.11	Form of Registration Rights Agreement among the Registrant and the existing Stockholders.*
10.12	Form of Unit Private Placement Agreement between the Registrant and Churchill Capital Partners LLC.
14	Code of Ethics.
23.1	Consent of Eisner LLP.
24.1	Power of Attorney (included on the signature pages of this Registration Statement).
99.1	Audit Committee Charter.*

*  To be filed by amendment

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

		(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of an included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 12th of July, 2006.

CHURCHILL VENTURES LTD.

By:	/s/ Itzhak Fisher

Itzhak Fisher
Chairman
(Principal Executive Officer)

POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Itzhak Fisher his/her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his/her substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Itzhak Fisher	Chairman and Director (Principal Executive Officer)	July 12, 2006

Itzhak Fisher

/s/ Elizabeth O’Connell	Chief Financial Officer, Secretary and Director (Principal Financial and Accounting Officer)

Elizabeth O’Connell		July 12, 2006

/s/ Christopher Bogart	Chief Executive Officer and Director	July 12, 2006

Christopher Bogart

/s/ Nir Tarlovsky	Executive Vice President and Director	July 12, 2006

Nir Tarlovsky

/s/ Shraga Brosh	Director	July 12, 2006

Shraga Brosh

/s/ Gerhard Weisschädel	Director	July 12, 2006

Gerhard Weisschädel

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*
3.1	Amended and Restated Certificate of Incorporation of the Registrant.
3.2	By-laws of the Registrant.
4.1	Specimen Unit Certificate. *
4.2	Specimen Common Stock Certificate. *
4.3	Specimen Warrant Certificate.*
4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
5.1	Opinion of Reitler Brown & Rosenblatt LLC*
5.2	Opinion of Bingham McCutchen LLP*
10.1	Form of Letter Agreement between the Registrant and the Registrant’s officers, directors and stockholders.
10.2	Form of Letter Agreement between the Registrant and Churchill Capital Partners LLC.
10.3	Form of Letter Agreement between the Registrant and the Advisor.
10.4	Subscription Agreement, dated as of July 6, 2006, between Churchill Capital Partners LLC and the Registrant.
10.5	Subscription Agreement, dated as July 6, 2006, between Tom Baxter and the Registrant.
10.6	Subscription Agreement, dated as of July 6, 2006, between Shraga Brosh and the Registrant.
10.7	Subscription Agreement, dated as of July 6, 2006, between Gerhard Weisschädel and the Registrant.
10.8	Form of Investment Management Trust Agreement between JPMorgan Chase Bank, NA and the Registrant. *
10.9	Letter Agreement between Churchill Capital Partners LLC and Registrant regarding administrative support.
10.10	Promissory Note, dated July 6, 2006 in the principal amount of $240,000 issued by the Registrant to Churchill Capital Partners LLC.
10.11	Form of Registration Rights Agreement among the Registrant and the existing Stockholders.*
10.12	Form of Unit Private Placement Agreement between the Registrant and Churchill Capital Partners LLC.
14	Code of Ethics.
23.1	Consent of Eisner LLP.
24.1	Power of Attorney (included on the signature pages of this Registration Statement).
99.1	Audit Committee Charter.*

*  To be filed by amendment